UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)
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FuelCell Energy, Inc.

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3 Great Pasture Road
Danbury, CT 06813
203-825-6000
February 22, 2011
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of FuelCell Energy, Inc. (“FuelCell”), which will be held on Thursday, April 7, 2011 at 10:00 a.m. Eastern Standard Time, at the Danbury Plaza Hotel & Conference Center located at 18 Old Ridgebury Road, Danbury, Connecticut. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.
On a personal note, I have been a member of the FuelCell Energy team for 10 years and its President for five years. During that time, the Company made great strides toward its objectives. We have significantly reduced our product costs, expanded our global market presence, and increased our product and service backlog to record levels while continuously improving the performance of our products. We now have the opportunity to move into a commercial period where we aggressively increase sales volume. I decided to retire as President and Chief Executive Officer of FuelCell Energy in February, but will remain as Chairman until the Annual Meeting of Shareholders. The Board of Directors has unanimously elected Arthur Bottone as its new President and Chief Executive Officer.
The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Shareholders as being in the best interest of FuelCell. We urge you to read the Proxy Statement and give these proposals your careful attention.
Shareholders can help avoid the necessity and expense of further solicitation to ensure that a quorum is present at the Annual Meeting by promptly voting their shares.
Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote in one of these ways:
1.	Vote by Internet: Go to www.proxyvote.com. Have your 12-Digit Control Number from your proxy card or notice when you access the web site and follow the simple instructions.
2.	Vote by Telephone: Call toll-free 1-800-690-6903. Have your 12-Digit Control Number from your proxy card or notice when you call and follow the simple instructions.
3.	Vote by Mail: If you received a proxy card, please vote, sign, date and mail it without delay to ensure its receipt by 11:59 P.M. (Eastern Standard Time) on April 6, 2011.
You may attend the meeting and vote in person even if you have previously voted by proxy in one of the three ways listed above.
On behalf of the Company’s Board of Directors and management, I would like to thank you for your interest in FuelCell Energy.
Sincerely yours,
R. Daniel Brdar
Chairman

FUELCELL ENERGY, INC.
3 Great Pasture Road
Danbury, CT 06813
203-825-6000
NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF FUELCELL ENERGY, INC.
NOTICE IS HEREBY GIVEN that the Annual Shareholders’ Meeting of FuelCell Energy, Inc. (the “Company” or “FuelCell”), will be held at the Danbury Plaza Hotel & Conference Center located at 18 Old Ridgebury Road, Danbury, Connecticut on Thursday, April 7, 2011 at 10:00 a.m. Eastern Standard Time for the following purposes:
1.	To elect eight (8) directors to serve for the ensuing year and until their successors are duly elected and qualified;
2.	To ratify the selection of the independent registered public accounting firm for fiscal 2011;
3.	To amend the FuelCell Energy, Inc. Amended and Restated Section 423 Stock Purchase Plan;
4.	To amend the FuelCell Energy, Inc. Articles of Incorporation increasing its authorized common stock from 150,000,000 to 225,000,000 shares;
5.	To vote, on an advisory basis, on the compensation of the Company’s Named Executive Officers as set forth in the Executive Compensation section of this Proxy Statement;
6.	To vote, on an advisory basis, on the frequency with which future advisory votes on the compensation of the Company’s Named Executive Officers will be conducted; and
7.	To transact such other business as may properly come before the meeting or any adjournment thereof.
Shareholders of record at the close of business on February 15, 2011 are entitled to vote at the meeting.
If you plan on attending the meeting, please call FuelCell at (203) 825-6102. Directions to the Danbury Plaza Hotel & Conference Center are available on the Company’s web site at www.fuelcellenergy.com.
Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please vote your shares according to the instructions on your Notice of Internet Availability of Proxy Materials (NOIA) or proxy card. Any proxy may be revoked by delivery of a later dated proxy. Shareholders of record who attend the annual meeting may vote in person even if they have previously delivered a signed proxy.
BY ORDER OF THE BOARD OF DIRECTORS
JOSEPH G. MAHLER
CORPORATE SECRETARY
Danbury, Connecticut
February 22, 2011

FUELCELL ENERGY, INC.
3 Great Pasture Road
Danbury, CT 06813
February 22, 2011
PROXY STATEMENT
This Proxy Statement is furnished to the shareholders of FuelCell Energy, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting will be held at the Danbury Plaza Hotel & Conference Center located at 18 Old Ridgebury Road, Danbury, Connecticut on Thursday, April 7, 2011 at 10:00 a.m. Eastern Standard Time. The Company is a Delaware corporation. The Board of Directors has set the close of business on February 15, 2011 as the record date for the determination of stockholders of the Company’s common stock, par value $0.0001 per share, who are entitled to notice of and to vote at the Annual Meeting. As of February 15, 2011 there were 124,073,034 shares of common stock outstanding and entitled to vote on all matters at the Annual Meeting. Holders of common stock outstanding at the close of business on the record date will be entitled to one vote for each share held by them on the record date.
The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is February 25, 2011.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Eight directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, for the election of the eight nominees named below as directors. All of the nominees, with the exception of Arthur A. Bottone, are present directors of the Company. Messrs. Brdar and Kempner have determined not to stand for re-election as Directors at the 2011 Annual Meeting of Shareholders. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.
Director Qualifications and Biographies
In nominating individuals to become members of the Company’s Board of Directors, the Nominating and Corporate Governance Committee strives to achieve Board participation that represents a diverse mix of skills, qualifications, experience, perspectives, talents, backgrounds and education that will assist the Board of Directors in fulfilling its responsibilities, oversee management’s execution of strategic objectives, and represent the interests of all of the Company’s stockholders.
No less than two-thirds of the Company’s Board of Directors are considered Independent Directors as such term is defined in Nasdaq Rule 4200(a)(15).
Further information about the Company’s corporate governance practices, the responsibilities and functioning of the Board and its committees, director compensation and related party transactions is found throughout this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT EACH OF THE EIGHT NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.
Following are the names and ages of each nominee for election as a director, the principal occupation of each, the year in which first elected a director of the Company (for those nominees that are current directors), the business experience of each for at least the past five years and certain other information concerning each of the nominees.
ARTHUR A. BOTTONE
Principal Occupation: President and Chief Executive Officer
Director Nominee
Age 50
Mr. Bottone joined FuelCell Energy in February 2010 as Senior Vice President and Chief Commercial Officer and was promoted to President and CEO in February 2011. Prior to joining FuelCell Energy, Mr. Bottone was President of the Energy Systems business at Ingersoll Rand Company. Mr. Bottone’s focus is to accelerate revenue growth and profitability by capitalizing on heightened demand by the world’s industrialized and emerging nations for clean and renewable energy. He is responsible for developing and implementing strategies to further expand the Company’s market opportunities and growth potential. Mr. Bottone’s qualifications include 25 years of experience at Ingersoll Rand Company, a diversified global industrial concern. Mr. Bottone received an undergraduate degree in Mechanical Engineering from Georgia Institute of Technology in 1983, and received a Certificate of Professional Development from The Wharton School, University of Pennsylvania in 2004. Mr. Bottone has extensive experience in global commercialization activities that deliver profitable growth.
RICHARD A. BROMLEY
Principal Occupation: Retired Vice President — Law and Government for AT&T
Director since 2007
Age 76
Mr. Bromley retired as Vice President — Law and Government Affairs at AT&T. During his 38-year career at AT&T, he served as an attorney for Pacific Northwest Bell, Western Electric, Bell Labs, and as a general attorney in AT&T’s New York headquarters. As VP-Law and Government Affairs, Mr. Bromley was responsible for all of AT&T’s legal, regulatory and governmental matters west of the Mississippi. He is a member of the bar in California, New York, Washington, and Oregon, as well as the United States Supreme Court. Mr. Bromley brings executive leadership experience and valuable perspective due to his background in law and governmental affairs.
JAMES HERBERT ENGLAND
Principal Occupation: Chief Executive Officer of Stahlman-England Irrigation Inc.
Director since 2008
Age 64
Mr. England is a Corporate Director and the CEO of Stahlman-England Irrigation Inc., a multi-service company, and HEMS, LLC, an investment partnership. Prior to that, Mr. England spent 4 years as Chairman, President and CEO of Sweet Ripe Drinks, Ltd., a fruit beverage company. Prior to that, he spent 18 years at John Labatt Ltd., a $5 billon public company, and served as the company’s CFO from 1990-1993. Mr. England started his career with Arthur Andersen & Co. in Toronto after serving in the Canadian infantry. Mr. England is a director of Enbridge Inc., Enbridge Energy Management, LLC, Enbridge Energy Company, Inc. and is a past member of the board of directors of John Labatt Ltd., Canada Malting Co., Ltd., and the St. Clair Paint and Wallpaper Corporation. Among other qualifications, Mr. England has executive leadership experience including an in-depth understanding of corporate and international finance. He also has a deep insight into the energy industry and the needs, challenges and global opportunities of the Company in particular.

JAMES D. GERSON
Principal Occupation: Private Investor
Director since 1992
Age 67
Mr. Gerson is a member of the Board of several public and private companies including I-Light Technologies, Zipcar, Inc. and VE Enterprises. He is also Chairman of the Board of Evercel, Inc., a holding company. Prior to its 2007 merger with Schneider Electric, Mr. Gerson served as a Director of American Power Conversion Corp. Mr. Gerson was previously a Vice President of Fahnestock & Co., Inc. (now Oppenheimer & Co.), where he held a variety of positions in corporate finance, research and portfolio management. Among other qualifications, Mr. Gerson brings senior leadership experience, including a substantial understanding of capital markets and asset management, and an in-depth understanding of technology industries.
WILLIAM A. LAWSON
Principal Occupation: Retired Chairman of the Board of Newcor, Inc.
Director since 1988
Age 77
Mr. Lawson was the Chairman of the Board of Newcor, which designed and manufactured products principally for the automotive, heavy-duty, agricultural and industrial markets and focused on two core competencies: precision machined components and molded rubber and plastic products. Newcor operated six companies with 1,000 employees and now operates as part of EXX, Inc. Mr. Lawson was also President of W.A. Lawson Associates, an industrial and financial consulting firm. Among other qualifications, Mr. Lawson has executive leadership experience as a chairman of a manufacturing company. He also has financial expertise and a broad understanding of industrial technology.
GEORGE K. PETTY
Principal Occupation: Former President and Chief Executive Officer of Telus Corporation
Director since 2003
Age 69
Mr. Petty was the President and Chief Executive Officer of Telus Corporation, which is Canada’s second largest telecommunications company. Previously, Mr. Petty was Vice President of Global Business Service for AT&T and Chairman of the Board of World Partners, the Global Telecom Alliance. Mr. Petty is a Director of Enbridge Inc., Enbridge Energy Partners, LLC, Enbridge Energy Management, LLC and Enbridge Energy Company, Inc. Enbridge is a global energy transportation and distribution company with $16.5 billion (Canadian) in sales. Among other qualifications, Mr. Petty has executive leadership experience including his service as Chairman of a public company, as well as extensive expertise in the telecommunications and energy industries.

JOHN A. ROLLS
Principal Occupation: Managing Partner Core Capital Group, a private investment partnership
Director since 2000
Lead independent director since 2007
Age 69
Mr. Rolls is Managing Partner of Core Capital Group, a private investment partnership. Previously, Mr. Rolls was the President and Chief Executive Officer of Deutsche Bank North America, Executive Vice President and Chief Financial Officer of United Technologies, Senior Vice President and Chief Financial Officer of RCA and Treasurer, Monsanto Company. Mr. Rolls is a Director of EDAC Technologies. Among other qualifications, Mr. Rolls has executive leadership experience as President and Chief Executive Officer of a leading global investment bank and Executive Vice President and Chief Financial Officer of a major public company. Mr. Rolls also has extensive financial expertise and a broad understanding of advanced technologies.
TOGO DENNIS WEST, JR.
Principal Occupation: Chairman of Noblis, Inc. and the TLI Leadership Group
Director since 2008
Age 68
Mr. West was U.S. Secretary of the Army from 1993 to 1998 and U.S. Secretary of Veterans Affairs from 1998-2000. He has practiced law as a partner in the New York law firm of Patterson Belknap Webb and Tyler and was counsel to the D.C. based law firm of Covington & Burling. Mr. West also served as General Counsel to the Departments of Defense and the Navy. Prior to his appointment with the Army, he was Senior Vice President for Government Affairs with Northrop Corporation. More recently, he was President and CEO of the Joint Center for Political and Economic Studies. Mr. West is Chairman of TLI Leadership Group and serves on the boards of Krispy Kreme Doughnuts, Inc., AbitibiBowater Inc. and Bristol-Myers Squibb. Among other qualifications, Secretary West has executive leadership experience as Senior Vice President of an international aircraft manufacturing company. He also brings an extensive background in the military, government, and legal profession to the Company.
Mr. R. Daniel Brdar and Mr. Thomas L. Kempner will not be standing for re-election to the Board of Directors of FuelCell Energy, Inc.
R. DANIEL BRDAR
Principal Occupation: Chairman of the Board of Directors
Director since 2005
Age 51
Mr. Brdar has been Chairman of the Board of Directors since January 2007. Mr. Brdar was Chief Executive Officer of the Company from January 2006 to February 2011 and President from August 2005 to February 2011. Mr. Brdar, previously FuelCell Energy’s Executive Vice President and Chief Operating Officer, joined the Company in 2000. Mr. Brdar held management positions at General Electric Power Systems from 1997 to 2000 where he focused on new product introduction programs and was product manager for its gas turbine technology. Mr. Brdar was Associate Director, Office of Power Systems Product Management at the U.S. Department of Energy where he held a variety of positions from 1988 to 1997 including directing the research, development and demonstration of advanced power systems including gas turbines, gasification systems and fuel cells. Mr. Brdar received a B.S. in Engineering from the University of Pittsburgh in 1981. Among other qualifications, Mr. Brdar has executive leadership experience, including management positions at General Electric and his service as associate director within the U.S. Department of Energy. Mr. Brdar has extensive experience in research and development and manufacturing industries.

THOMAS L. KEMPNER
Principal Occupation: Chairman and Chief Executive Officer of Loeb Partners Corporation
Director since 1988
Age 83
Mr. Kempner has been Chairman and Chief Executive Officer of Loeb Partners Corporation, an investment firm, since 1979 and a general partner of Loeb Investors Co. LXXV, an investment partnership and an affiliate of Loeb Partners Corporation. Mr. Kempner is a Director of IGENE BioTechnology, Inc., Dyax Corporation, Intersections, Inc., Loeb Holding Corporation, Loeb Management Holding LLC, Carl M. Loeb & Co. LLC, Carl M. Loeb Management Holding LLC and Director Emeritus of Northwest Airlines, Inc. Mr. Kempner has executive leadership experience as chief executive officer of an investment firm, brings extensive experience in capital markets and has a broad understanding of advanced technology.

BIOGRAPHIES OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
CHRISTOPHER R. BENTLEY
Principal Occupation: Executive Vice President, Government R&D Operations, Strategic Manufacturing Development
Age 68
Mr. Bentley has been responsible for Government Research and Development Operations and Strategic Manufacturing Development since January of 2005. He joined the Company in 1990 to develop manufacturing and operations capabilities in support of the Direct Fuel Cell commercialization initiative. He served on the Board of Directors from 1993 to 2004. Prior to joining the Company, he was Director of Manufacturing (1985), Vice-President and General Manager (1985-1988) and President (1989) of the Turbine Airfoils Division of Chromalloy Gas Turbine Corporation, a major manufacturer of gas turbine hardware. From 1960 to 1985 he was with the General Electric Company. Mr. Bentley received a B.S. in Mechanical Engineering from Tufts University in 1966.
JOSEPH G. MAHLER
Principal Occupation: Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer, Corporate Strategy
Age 58
Mr. Mahler joined the Company in October 1998 as Vice President, Chief Financial Officer, Corporate Secretary, and Treasurer. Mr. Mahler’s responsibilities include finance, accounting, corporate governance, strategy, treasury, information systems and human resources. Mr. Mahler was Vice President-Chief Financial Officer at Earthgro, Inc. from 1993 to 1998 and worked at Ernst & Young in the New York and Hartford offices from 1974 to 1992. Mr. Mahler was a partner in the Hartford office’s Entrepreneurial Services Group. Mr. Mahler received a B.S. in Accounting from Boston College in 1974 and is a CPA.
ANTHONY F. RAUSEO
Principal Occupation: Senior Vice President and Chief Operating Officer
Age 51
Mr. Rauseo was appointed Chief Operating Officer in July 2010. In this position, Mr. Rauseo has responsibility for closely integrating the manufacturing operations with the supply chain, product development and quality initiatives. Mr. Rauseo joined the Company in 2005 as Vice President of Engineering and Chief Engineer. Prior to joining Fuel Cell Energy, Mr. Rauseo held a variety of key management positions in manufacturing, quality and engineering including five years with CiDRA Corporation. Prior to joining CiDRA, Mr. Rauseo was with Pratt and Whitney for 17 years where he held various leadership positions in product development, production and customer support of aircraft turbines. Mr. Rauseo received a Bachelor of Science in Mechanical Engineering from Rutgers University in 1983 and received a Masters of Science in Mechanical Engineering from Rensselaer Polytechnic Institute in 1987.

BOARD OF DIRECTORS AND COMMITTEES
Board Meeting Attendance
The Board of Directors held seven meetings during the fiscal year ended October 31, 2010. Each director attended at least 75% of the meetings of the Board of Directors and Board committees of which he was a member during the period he served as director.
Director Attendance at the Annual Meeting
The Company does not have a formal policy with respect to director attendance at annual meetings. In fiscal 2010, all directors attended the Company’s annual meeting.
Lead Independent Director
John Rolls serves in the role of Lead Independent Director, which was established by the Board of Directors in January 2007.
Independent Directors
The Board of Directors has determined that the following members of the Board are independent directors, in accordance with the director independence standards of the NASDAQ Stock Market, including NASDAQ Rule 4200(a)(15): Richard A. Bromley, James Herbert England, James D. Gerson, Thomas L. Kempner, William A. Lawson, George K. Petty, John A. Rolls and Secretary Togo Dennis West Jr. The independent directors meet from time to time in executive session.
Board Committees
The Board of Directors has five standing committees: the Executive Committee, the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Audit and Finance Committee, the Compensation Committee, and the Government Affairs Committee. These committees assist the Board of Directors to perform its responsibilities and make informed decisions. Messrs. Brdar and Kempner have determined not to stand for re-election as Directors at the 2011 Annual Meeting of Shareholders.

Nominating
	Audit and			and Corporate	Government
Director	Finance	Compensation	Executive	Governance	Affairs
R. Daniel Brdar			Chair
Richard A. Bromley		X			Chair
J. H. England	X				X
James D. Gerson	Chair			X
Thomas L. Kempner			X	Chair
William A. Lawson		X		X
George K. Petty	X	Chair
John A. Rolls	X		X
Togo Dennis West, Jr.		X			X

Audit and Finance Committee
The Audit and Finance Committee is comprised of Messrs. Gerson (Chairman), England, Petty and Rolls. The principal duties of the Audit and Finance Committee are to oversee (i) management’s conduct of the Company’s financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and reviewing the Company’s systems of internal accounting and financial controls, (ii) the Company’s independent auditors’ qualifications and independence and the audit and non-audit services provided to the Company and (iii) the performance of the Company’s independent auditors. The Audit and Finance Committee assists the Board in providing oversight as to the Company’s financial and related activities, including capital market transactions. The Audit and Finance Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com. The Audit and Finance Committee held eight meetings during fiscal 2010. The Audit and Finance Committee’s report appears on page 38 of this proxy statement.
Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the NASDAQ Listing Standards. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board has designated Mr. England as the Audit and Finance Committee’s “Audit Committee Financial Expert.”
Compensation Committee
The Compensation Committee is comprised of Messrs. Petty (Chairman), Bromley, Lawson and West. The members of the Compensation Committee are all independent directors under applicable NASDAQ rules and the Compensation Committee is governed by a Board-approved Charter stating its responsibilities. Members of the Compensation Committee are appointed by the Board of Directors.
Role and Responsibility. The Compensation Committee is responsible for reviewing and approving the compensation plans, policies and programs of the Company to compensate the officers and directors in a reasonable and cost-effective manner. The Compensation Committee’s overall objectives are to ensure the attraction and retention of superior talent, to motivate the performance of the executive officers in the achievement of the Company’s business objectives and to align the interests of the officers and directors with the long-term interests of the Company’s shareholders. To that end, it is the responsibility of the Compensation Committee to develop, approve and periodically review a general compensation policy and salary structure for executive officers of the Company, which considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate. It is the responsibility of the Compensation Committee to review and recommend for approval by the independent directors of the Board the compensation (salary, bonus and other incentive compensation) of the Chief Executive Officer of the Company; review and approve the compensation (salary, bonus and other incentive compensation) of the other executive officers of the Company; review and approve perquisites offered to executive officers of the Company; review and approve corporate goals and objectives relevant to the compensation of executive officers of the Company and evaluate performance in light of the goals and objectives; and review and approve all employment, retention and severance agreements for executive officers of the Company. The Compensation Committee also reviews the management succession program for the Chief Executive Officer and selected executive officers of the Company.
The Compensation Committee acts on behalf of the Board in administering compensation plans approved by the Board, in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, the review of performance goals established before the start of the relevant plan year, and the determination of performance compared to the goals at the end of the plan year). The Committee reviews and makes recommendations to the Board with respect to new compensation incentive plans and equity-based plans; reviews and recommends the compensation (annual retainer, committee fees and other compensation) of the Directors of the Board to the full Board for approval; and reviews and makes recommendations to the Board on changes in major benefit programs of executive officers of the Company. The Compensation Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com.

Risk Assessment. To determine the level of risk arising from our compensation policies and practices, the Company conducted a compensation-related risk assessment and evaluation process during fiscal 2010 with oversight by the Compensation Committee. This assessment examined the compensation programs applicable to all of our employees, including, but not limited to, our executive officers. Areas of potential risk that were reviewed included: a) compensation program design; b) performance metrics and goal setting; c) administration procedures and controls; and d) communication and disclosure. The Company’s culture and values which emphasize ethical behavior, actions that contribute to building long-term value (rather than short-term performance), teamwork, the importance of non-financial and strategic performance and investment in people and infrastructure were also considered.
The Compensation Committee determined that base salaries, which represent fixed compensation, do not encourage excessive risk taking. The Compensation Committee reviewed the annual incentive award program and determined that while the focus of the annual incentive awards is on achievement of short-term goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the annual incentive compensation of NEOs represents a small portion of each employee’s total compensation package and is not likely to lead to outsized risk taking. Moreover, the Compensation Committee believes that the annual incentive awards appropriately balances risk and the desire to focus employees on specific short-term goals important to the Company’s success. Under the annual incentive award program for fiscal 2010, all payments were capped at 125% of target award opportunities and a minimum level of performance was clearly defined, below which awards would not be paid. The annual incentive award program is based on balanced, quantitative performance metrics that promote disciplined progress towards longer-term goals and, as such, are well-aligned with the business strategy and shareholder interests. For these reasons, the Compensation Committee determined that annual incentive awards do not encourage unnecessary or excessive risk taking.
The Compensation Committee also assessed the long-term equity incentive awards provided to our employees that are intended to align their interests with those of the Company’s shareholders. In reviewing the Company’s 2010 Equity Incentive Plan which governs the terms of such awards, the Compensation Committee noted the plan includes many provisions designed to mitigate risk and protect shareholder interests, including but not limited to the following:
•	Options and stock appreciation rights may not be priced at less than the fair market value of our common stock on the grant date;
•
The plan requires a minimum period for ratable vesting of options, shares of restricted stock and stock appreciation rights of three years for all time-based awards not issued to directors and one year for all performance-based awards, to the extent such awards may be paid in shares of our common stock. The minimum period for vesting is subject to the discretion of the Compensation Committee under certain circumstances (e.g., retirement, death, disability);

•	Re-pricing of options and stock appreciation rights requires shareholder approval;
•	Material amendments of the plan require shareholder approval; and
•	The plan is administered by an independent committee of our Board of Directors.
In addition, the Compensation Committee has adopted a Grant Administration Policy which imposes limits on the number of shares that can be granted to any employee.
With respect to the long-term equity incentive awards granted to our executives, the Compensation Committee identified a number of factors that discourage excessive risk taking including: the relative size of the awards as compared with the executive’s total compensation; the minimum vesting requirements; and the Company’s policy which prohibits all hedging transactions involving shares of the Company’s common stock so executives cannot insulate themselves from the effects of poor stock price performance. The Compensation Committee concluded that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the Company’s stock price, and the awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

Based upon the assessment, the Compensation Committee concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Meetings. The Compensation Committee held six meetings during fiscal 2010. Compensation Committee agendas are established in consultation with the committee chair. The Compensation Committee meets in executive session after each meeting. The Compensation Committee’s report appears on page 13 of this proxy statement.
Executive Committee
The Executive Committee is comprised of Messrs. Brdar (Chairman), Kempner and Rolls. The Executive Committee, which held no meetings during fiscal 2010, is authorized to exercise the general powers of the Board between meetings of the Board of Directors.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of Messrs. Kempner (Chairman), Gerson, and Lawson. The members of the Nominating Committee are all independent directors under applicable NASDAQ rules. Members of the Nominating Committee are appointed by the Board of Directors. The principal duties of the Nominating Committee, in its capacity as a committee of the Board of Directors, are (i) to identify individuals qualified to become members of the Board of Directors and recommend the persons to be nominated by the Board of Directors for election as directors at the annual meeting of shareholders or elected as directors to fill vacancies, (ii) to review the Company’s corporate governance principles, assess and recommend to the Board any changes deemed appropriate, (iii) to periodically review, discuss and assess the performance of the Board and the Committees of the Board, (iv) to review the Board’s committee structure and make recommendations to the full Board concerning the number and responsibilities of Board committees and committee assignments, (v) to periodically review and report to the Board any questions of possible conflicts of interest or related party transactions involving Board members or members of senior management of the Company. The Nominating and Corporate Governance Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com.
The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. Nominations by shareholders must be in writing, and must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock. Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as director if elected. Nominations must be delivered to the Nominating Committee at the following address:
Nominating and Corporate Governance Committee
FuelCell Energy, Inc.
c/o Corporate Secretary
3 Great Pasture Road
Danbury, CT 06813

The Nominating Committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board of Directors, and recommend a slate of directors to be nominated for election at the annual meeting of shareholders, or, in the case of a vacancy on the Board of Directors, recommend a director to be elected by the Board to fill such vacancy. The Nominating Committee held two meetings during fiscal 2010.
Government Affairs Committee
The Government Affairs Committee is comprised of Messrs. Bromley (Chairman), England, and West. The principle purpose of the Government Affairs Committee is to (i) monitor and oversee the Company’s government affairs strategy and initiatives, including federal and state legislative and regulatory proceedings, as well as the Company’s ongoing relations with government agencies; and (ii) to advise the Board of the Company on performance in this regard. The Government Affairs Committee was established by the Board of Directors in December 2010 and therefore held no meetings in fiscal 2010.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended October 31, 2010. No executive officer or director of the Company had a relationship with the Company or any other company during fiscal 2010 which the SEC defines as a compensation committee interlock and requires disclosure to shareholders.
Mr. Petty, Chairman of the Compensation Committee, is a member of the Board of Directors of Enbridge Inc. (“Enbridge”), a distributor for the Company.
During fiscal year 2010, the Company recognized revenue of approximately $0.1 million related to spare part sales and power plant servicing provided to Enbridge. The Company believes that the terms of its transactions with Enbridge are no less favorable to the Company than it could have obtained from an unaffiliated third party. The Company also paid dividends to Enbridge of approximately $0.5 million under terms of the Series 1 Preferred Share agreement held by our Canadian subsidiary, FCE Ltd. In addition, we currently have an accrued dividend obligation totaling approximately $12.5 million due to Enbridge. The Company and Enbridge have been in negotiations to modify certain terms of the Series 1 preferred share agreement, and have agreed to extend the payment deadline to March 2, 2011 to continue these negotiations. Under the existing terms, FCE Ltd. has the option of meeting this obligation through a cash payment or with unregistered shares of FuelCell Energy, Inc. common stock. The Company is a guarantor of FCE Ltd’s obligations to Enbridge. Enbridge is currently negotiating new terms that, as proposed, may require payments in excess of those we believe we are obligated to pay. While the Company intends to achieve the most favorable outcome in light of its obligations under the Series 1 preferred shares, it can not presently predict the final terms of any agreement with Enbridge.
Risk Oversight
Our Board has overall responsibility for the oversight of risk management at our Company. Day to day risk management is the responsibility of management, which has implemented processes to identify, assess, manage and monitor risks that face our Company. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.
While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board Committees. The Nominating and Corporate Governance Committee oversees risks related to corporate governance. The Government Affairs Committee considers regulatory and policy risk. The Audit and Finance Committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management. It focuses on the management of financial risk exposure and oversees financial statement compliance and control environment risk exposure overseeing policies with respect to financial risk assessment. The Audit and Finance Committee also considers financial risk management including, risks relating to liquidity, access to capital and macroeconomic trends and risks. The Compensation Committee assists our Board in overseeing the management of risks arising from our compensation policies, and programs related to assessment, selection, succession planning, training and development of executives of the Company. Each of the Board Committees reviews these risks and then discusses the process and results with the full Board.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) as set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for its fiscal year ended October 31, 2010 and its 2011 Proxy Statement filed in connection with the Company’s 2011 Annual Meeting of Shareholders.
Respectfully submitted by the Compensation Committee of the Board of Directors.
George Petty (Chairman)
Togo West, Jr.
William Lawson
Richard Bromley
Compensation Discussion and Analysis
Introduction
This CD&A describes the philosophy and objectives of our executive compensation program underlying the compensation which is reported in the executive compensation tables included in this Proxy Statement for the following NEOs:
•	R. Daniel Brdar, Chairman, Chief Executive Officer and President (“CEO”);
•	Joseph Mahler, Senior Vice President, Chief Financial Officer (“CFO”), Corporate Secretary, Treasurer, Corporate Strategy;
•	Christopher R. Bentley, Executive Vice President, Government R&D Operations, Strategic Manufacturing Development;
•	Arthur A. Bottone, Senior Vice President, Chief Commercial Officer; and
•	Anthony Rauseo, Senior Vice President, Chief Operating Officer.
The compensation of the NEOs is reported in the Summary Compensation Table presented on page 22 of this Proxy Statement. On February 8, 2011, Mr. Brdar resigned as Chief Executive Officer and President of the Company and Mr. Bottone was elected Chief Executive Officer and President.

Summary of Fiscal 2010 Compensation Actions
The Compensation Committee believes the executive compensation program is appropriate for our Company, and made no significant changes to the program in fiscal 2010. The executive compensation program consists of three primary components: base salary, annual performance-based incentive awards and long-term equity incentive awards in the form of restricted stock awards (“RSAs”).
A significant portion of the total compensation of our key employees, including the NEOs, is performance-oriented and “at risk” and, as described in this CD&A, demonstrates a transparent link between pay and performance. The key features of our fiscal 2010 executive compensation program are as follows:
•	base salaries for the NEOs including our CEO were not increased in fiscal 2010; the last base salary adjustment for the NEOs occurred in January 2008;
•
target annual incentive award opportunities (the amount of which is based on a percentage of base salary) were not increased in fiscal 2010, even though target award opportunities were determined to be below market based on a review of comparative market data;

•
the target annual incentive award opportunity for our CEO was equal to 50% of his base salary and for the other NEOs was equal to 30% of their base salaries. Under the terms of our fiscal 2010 Management Incentive Plan (“MIP”), the maximum annual incentive award payable was capped at 125% of the target award and the actual award was 45% of the CEO’s base salary;

•
the Compensation Committee believes that linking annual incentive awards to the achievement of pre-established Company objectives, or “milestones,” creates a performance-based compensation strategy consistent with shareholder interests; accordingly, the performance goals for the MIP awards were based on the following key “milestones”: a) orders; b) cash use; and c) gross margin on long-term service agreements. A discussion of the Company’s actual performance with respect to these milestones is included in the discussion of annual incentive compensation on page 10 of this Proxy Statement;

•	actual annual incentive awards for fiscal 2010 performance to be paid in 2011 were approved at 45% of target award levels for the NEOs;
•
long-term equity incentive awards for the NEOs including our CEO for fiscal 2010 were determined by reviewing comparative market data and then were reduced by 33% based on the Compensation Committee’s assessment of Company performance and prevailing economic conditions;

•
as a result of the downturn in our stock value in fiscal 2010, most of the stock options held by the NEOs (which had been granted in prior fiscal years) have no intrinsic value because the exercise price of these options is greater than the market price of our common stock;

•	the total compensation of our CEO, Mr. Brdar, decreased by 50% from fiscal 2008 to 2009 and remained unchanged in fiscal 2010;
•
the total compensation of Messrs. Mahler and Bentley decreased by 30% and 15%, respectively, from fiscal 2008 to 2009, and remained unchanged in fiscal 2010. Messrs. Bottone and Rauseo were not appointed as executive officers until fiscal 2010.

In addition, on March 25, 2010, shareholders approved the Company’s 2010 Equity Incentive Plan (the “EIP”) which includes many provisions designed to protect shareholder interests and promote effective corporate governance, and which is described in more detail in the discussion of “Risk Assessment” on page 10 of this Proxy Statement.

Compensation-Setting Process
Recruitment and retention of leadership to manage the Company requires a competitive compensation package. The Compensation Committee is responsible for implementing and reviewing our executive compensation plans, policies and practices in an effort to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interest of the executive officers with the long-term interests of the Company’s shareholders.
Our executive compensation program includes (i) a fixed component, which consists of base salary and health and retirement benefits and (ii) a variable component, which consists of an annual incentive award (the target amount of which is based on a percentage of base salary and which typically is paid in cash and shares of common stock) and a long-term equity incentive award used to align a portion of each executive officer’s compensation with the long-term success of the Company and the interests of its shareholders.
Each year, the Compensation Committee reviews the base salary, target annual incentive award, long-term equity incentive award and total target compensation (which represents the sum of these three components) for each of the NEOs. Our CEO makes recommendations to the Compensation Committee for annual merit increases in base salary, the annual incentive award pool and long-term equity incentive awards for each of the NEOs (other than himself). The Compensation Committee has the final authority to approve annual merit increases in base salary, annual incentive award payments and long-term equity incentive awards for the NEOs, except with respect to our CEO whose compensation is approved by our Board of Directors.
Typically, the Compensation Committee makes any necessary adjustments to base salaries effective in January of each year. In addition, at the beginning of each fiscal year, our CEO develops an annual incentive award plan for the year for the Company’s key employees, including the NEOs MIP. The MIP, which emphasizes and rewards achievement of strategic initiatives and milestones, is then submitted to the Compensation Committee for consideration and approval. After the Company’s fiscal year-end audited financial results are available, the annual incentive award pool and individual annual incentive award payments for the NEOs for the just-completed fiscal year are approved by the Compensation Committee, except with respect to our CEO whose award payment is approved by our Board of Directors.
The Compensation Committee formulates its compensation decisions for the NEOs with input from our CEO, considering such factors as each individual executive officer’s professional experience, job scope, past performance, tenure and retention risk. The Compensation Committee also considers prior fiscal year adjustments to compensation and historical annual incentive award payments and long-term equity incentive awards. Finally, the Compensation Committee considers market practices, based on its review of executive compensation data for comparable companies, and trends to ensure that the compensation we pay to our executive officers is competitive.
Competitive Positioning
The Compensation Committee periodically reviews the executive compensation practices of peer companies (based on compensation data gathered from publicly-available SEC filings) and other resources (such as the Radford Global Technology compensation survey) to help ensure that the total compensation packages of our executive officers are within a reasonably competitive range. The compensation peer group used by the Compensation Committee is reviewed and, if necessary, updated at least every three years. The peer group was last reviewed in July 2008, and the compensation data derived from the peer group was used for fiscal 2009 and 2010 compensation planning purposes.

The peer group consists of the following 17 companies:

Advanced Energy Industries, Inc.	Evergreen Solar, Inc.	Robbins & Myers
American Superconductor Corp.	Medis Technologies	C&D Technologies
AZZ Incorporated	Plug Power, Inc.	Bel Fuse, Inc.
Ballard Power Systems, Inc.	Powell Industries, Inc.	CPI International, Inc.
Capstone Turbine Corp.	Photronics, Inc.	Spectrum Control
Ceradyne, Inc.	Power-One, Inc.
The Compensation Committee uses aggregated peer group data as a reference point (or “market check”) to ensure that our executive compensation program is competitive with market practice. In the case of each executive officer, the Compensation Committee compares the overall compensation of each individual executive officer against the aggregated peer group data, if his or her position is sufficiently similar to the positions identified in the data to make the comparison meaningful. An executive officer’s total compensation, and each individual compensation component, is driven primarily by Company and individual performance and internal equity, rather than the peer group data.
In 2010, the Compensation Committee determined that the base salaries and total compensation packages of our executive officers remained within a competitive range while noting that the annual target incentive award opportunities were somewhat below the market. A discussion of each of the elements of our executive compensation program follows.
Fixed Compensation
The principal components of fixed compensation not directly linked to Company or individual performance include a base salary and benefits, such as a Section 401(k) Retirement Savings plan, and health, life and disability insurance.
Base Salary
Under our executive compensation program, we view the purpose of base salary to fairly and competitively compensate our executive officers with a fixed amount of cash for the jobs they perform. In addition, base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our executive officers. Accordingly, we seek to ensure that base salary levels are competitive and consistent with industry practices.
Initially, the base salaries for Mr. Brdar, Mr. Mahler and Mr. Bottone were set pursuant to the terms of their employment agreements with the Company. Messrs. Bentley and Rauseo do not have employment agreements.
The last base salary adjustment for the NEOs occurred in January 2008 and ranged from zero to six percent. In response to the ongoing global economic downturn and to manage cash compensation, the Compensation Committee has determined that the base salaries of our executive officers, including the NEOs, should be maintained at their current levels.
The base salaries of the NEOs for fiscal 2010 are reported in the Summary Compensation Table on page 22 of this Proxy Statement.
Benefits
We offer a Section 401(k) Retirement Savings plan, as well as health, life and disability insurance, to our executive officers, including the NEOs. The level of benefits and premiums under these programs are offered on the same basis as those offered to our non-executive employees.
Contributions to the Section 401(k) Retirement Savings plan are limited to an annual maximum amount as determined by the Internal Revenue Service. In February 2009, we suspended employer contributions to the Section 401(k) Retirement Savings plan due to concerns about the ongoing global economic downturn and its potential impact on the Company’s business. This decision remained in place during fiscal 2010. Participants are not permitted to receive or purchase shares of the Company’s common stock through the Section 401(k) Retirement Savings plan.

We offer medical and dental insurance to our executive officers and pay a portion of the premiums for these benefits consistent with the arrangements for our non-executive employees. We also provide our executive officers and other eligible employees, at Company expense, group life insurance and accidental death and dismemberment insurance benefits; and, short-term and long-term disability insurance benefits.
Variable Compensation
Annual Incentive Awards
Our executive officers, including the NEOs, are eligible to participate in an annual incentive plan, the MIP, which is intended to motivate their performance in the achievement of the Company’s business objectives. The Compensation Committee determines the level of target annual incentive awards under the MIP and considers the recommendations of our CEO with respect to the actual annual incentive award payments to be awarded to our executive officers (other than with respect to his own award). The size of the Company’s overall annual incentive award pool as well as the individual executive officers’ award payments reflects (i) the individual target annual incentive award opportunities for all participants (expressed as a percentage of base salary), (ii) performance against pre-established Company milestones; (iii) performance against strategic initiatives (for the NEOs only); and (iv) adjustments for individual performance for all other executives except for the NEOs. The Compensation Committee periodically compares the target annual incentive award opportunities for each executive officer against market data in order to assess the competitiveness of the annual incentive opportunity.
The annual incentive award payments for the NEOs are generally based on a review of actual performance against the Company milestones (which represents 75% of the total annual incentive award opportunity) and performance against specified Company strategic initiatives (which represent the remaining 25% of the award opportunity). The Compensation Committee may also exercise its discretion to adjust the size of potential award payments as it deems appropriate to take into account factors that enhance or detract from results achieved relative to the Company milestones and strategic initiatives. In this way, the Compensation Committee does not confine itself to a purely quantitative approach and retains discretion in determining award payments based on its review and assessment of results for the fiscal year. The Compensation Committee believes that linking annual incentive awards to Company milestones and strategic initiatives creates a performance-based compensation strategy consistent with shareholder interests.
The target annual incentive award opportunities for each NEO for fiscal 2010 (expressed as a percentage of base salary) were as follows:
•	Chief Executive Officer — 50 percent
•	Other Named Executive Officers — 30 percent.

Under the MIP for fiscal 2010 and 2009, performance against each of the Company milestones was evaluated based on pre-established levels of performance to obtain scores ranging from 0 percent to a maximum of 125 percent. As shown in the chart below, an aggregate score of 50% equated to a “Satisfactory” level of performance and generally represented the minimum level of acceptable performance required to earn an award payment. Performance above this threshold level represented the achievement of Company operating results that significantly improved our financial results and enhanced shareholder value and, accordingly, could potentially result in a higher award payment. Each Company milestone was assigned a weighting or level of importance relative to the other Company milestones. The aggregate weighted score (milestone weight multiplied by milestone score) for all Company milestones was used to determine the overall annual incentive award pool available to compensate our executive officers and, in the case of the NEOs, the percentage of the target award payable for the portion of the annual incentive award linked to Company milestones, as shown in the following table:

		Percent of
		Target Award
Scale	Weighted Score	Payable
Satisfactory	50% - 69%	75%
Commendable	70% - 89%	100%
Outstanding	Greater than 90%	125%
2010 MIP and Results
For fiscal 2010, the overall design of the MIP remained unchanged from fiscal 2009, except for the Company milestones and strategic initiatives. The pre-established Company milestones for fiscal 2010 involved: (1) securing international orders, (2) securing domestic orders, (3) achieving a favorable cost ratio on long-term service agreements, and (4) limiting cash use. The Compensation Committee developed target performance levels for these milestones that were consistent with our annual operating plan for fiscal 2010.
The Company’s actual performance with respect to each of the fiscal 2010 milestones was: (1) achieved 57% of domestic orders target, (2) did not achieve the international orders target; (3) achieved a favorable cost ratio on long-term service agreements equal to 115% of target, and (4) achieved 86% of cash use target after adjusting for $7.8 million of payments received immediately following the close of the fiscal year in connection with contracts executed in fiscal 2010.
A sliding scale was used to measure performance against each milestone and calculate the resulting weighted score. The overall performance for fiscal 2010 resulted in an aggregate weighted score of 50%, a “Satisfactory” rating, and a calculated payout percentage that would have yielded a 75% payout under the terms of the MIP. After evaluating the actual results attained the Compensation Committee approved the Payout Percentage for the Company milestones at the 50% level.
In addition to performance against the Company milestones, 25% of the annual incentive award for the NEOs was linked to completion of the following four Company strategic initiatives for fiscal 2010: a) development and execution of a repeatable project finance transaction; b) completion of a capital raising transaction; c) execution on specified regulatory initiatives; and d) development of a new strategic partner. In reviewing progress against the fiscal 2010 strategic initiatives, the Compensation Committee determined that while significant progress was achieved against each of these initiatives the overall performance fell short of meeting the stated objectives, and the actual incentive award payments should be reduced.
After evaluating the overall performance against both the fiscal 2010 milestones and strategic initiatives, and the quality of the results achieved, the Compensation Committee approved the incentive award payments to the NEOs for fiscal 2010 at 45 percent of the target award levels, and made a similar recommendation to the Board of Directors with respect to the bonus paid to the CEO.

The Compensation Committee also considered the form of payment and determined that the annual incentive award payments for fiscal 2010 should be made one-third in cash and two-thirds in fully vested shares of the Company’s common stock (the number of shares being determined by the closing market price of the stock ($2.00) on January 13, 2011 the date the annual incentive award was approved), as a means of conserving cash while providing the executive officers with sufficient liquidity to satisfy the withholding obligations arising in connection with the award. The following table summarizes the amounts paid to each of the NEOs including the cash portion of the award and the fair market value of the portion paid in shares of the Company’s common stock for fiscal 2010:
Breakdown of FY-10 Bonus Payment (cash and stock)

Name	Total Bonus ($)	Cash Portion ($)	Stock Portion ($)	Number of Shares
R. Daniel Brdar	86,850	28,950	57,900	28,950
Joseph G. Mahler	37,598	12,533	25,066	12,533
Christopher R. Bentley	37,125	12,375	24,750	12,375
Arthur A. Bottone	33,750	11,250	22,500	11,250
Anthony F. Rauseo	29,025	9,675	19,350	9,675
The annual incentive award payments for the NEOs for fiscal 2010 are reported in the Summary Compensation Table on page 22 of this Proxy Statement.
2009 MIP and Results
The pre-established Company milestones for fiscal 2009 involved: (1) securing product orders, (2) managing new product development costs, (3) achieving a desired total product sales cost ratio, and (4) limiting cash use. The Compensation Committee developed target performance levels for these milestones that were consistent with our annual operating plan for fiscal 2009.
The Company’s actual performance with respect to each of the fiscal 2009 milestones was: (1) secured product orders totaling 76% of the order target; (2) achieved 90% of target for reducing new product development costs, (3) achieved 50% of the total product sales cost ratio target, and (4) actual cash use exceeded the target level.
A sliding scale was used to measure performance against each milestone and calculate the resulting weighted score. The overall performance for fiscal 2009 resulted in an aggregate weighted score of 55%, a “Satisfactory” rating, and a calculated payout percentage that would have yielded a 75% payout under the terms of the MIP. After evaluating the actual results attained, the Compensation Committee approved a Payout Percentage for the Company milestones at the 50% level.
In addition to performance against the Company milestones, 25% of the annual incentive award for the NEOs was linked to completion of three or more of the following Company strategic initiatives for fiscal 2009: a) completion of a capital raising transaction; b) execution on specified regulatory initiatives; c) expansion into the California market; d) expansion into non-U.S. markets; and e) execution on specified new product initiatives. In reviewing progress against these strategic initiatives, the Compensation Committee determined that satisfactory progress was made and that at least three of the objectives had been achieved.
After evaluating performance against both the Company milestones and strategic initiatives, as well as the quality of the results achieved, the Compensation Committee determined that the annual incentive award payments for our executive officers, including the NEOs, should be reduced from the calculated award level (75 percent) to 50 percent of the target annual incentive award.

The Compensation Committee also considered the form of payment and determined that the annual incentive award payments for fiscal 2009 should be made one-third in cash and two-thirds in fully vested shares of the Company’s common stock (the total number of shares being determined by the closing market price of the stock ($2.88) on April 19, 2010, the date the annual incentive award was approved), as a means of conserving cash while providing the executive officers with sufficient liquidity to satisfy the tax withholding obligations arising in connection with the awards. The following table summarizes the fiscal 2009 annual incentive award payment for each of the NEOs, including the cash portion of the award payment and the fair market value of the portion of the award paid in shares of common stock:
Breakdown of FY-09 Bonus Payment (cash and stock)

Name	Total Bonus ($)	Cash Portion ($)	Stock Portion ($)	Number of Shares
R. Daniel Brdar	96,500	32,167	64,333	22,338
Joseph G. Mahler	41,775	13,925	27,850	9,671
Christopher R. Bentley	41,250	13,750	27,500	9,549
The annual incentive award payments for the NEOs for fiscal 2009 are reported in the Summary Compensation Table on page 22 of this Proxy Statement.
Long-Term Incentive Compensation
Each of the NEOs is eligible to receive long-term equity incentive awards under the EIP. These awards are intended to align a portion of the NEOs’ compensation with shareholders’ interests and the long-term success of the Company by providing a direct link to future earnings potential and the market value of the Company’s common stock.
The Compensation Committee, in determining the long-term equity incentive awards to be granted to our executive officers, including the NEOs, considers relevant comparative market data as well as the recommendations of our CEO and other factors such as the individual’s job scope, past performance, tenure, and retention risk. The Compensation Committee approves all long-term equity incentive awards for the NEOs, except for awards to our CEO whose compensation is approved by our Board of Directors.
The Compensation Committee does not re-price and has not re-priced equity awards. The grant date for each long-term equity incentive award is based on the date the award is approved by the Compensation Committee or our Board of Directors, as applicable. Stock option exercise prices equal the closing market price of the Company’s common stock on the grant date.
Historically, our long-term equity incentive awards have primarily consisted of stock options which provide value to the executive officer if the Company’s stock price increases after the awards are made. Beginning in fiscal 2009, the Compensation Committee approved the granting of RSAs to our executives, including the NEOs, in lieu of stock options. The RSAs vest at a rate of 25% per year beginning on the first anniversary of the date of grant.
In determining the size of the awards granted to the NEOs, the Compensation Committee typically considers comparative market data as well as the recommendations of our CEO. For fiscal 2010, our CEO recommended the awards should be comparable in value to the awards granted in fiscal 2009 which were then reduced by 33% from the levels otherwise indicated by the comparative market data. On March 25, 2010, the Compensation Committee considered and approved the recommendations of our CEO relative to the long-term equity incentive awards for the NEOs. This decision was based on the Company’s overall performance for fiscal 2009 and the desire of the Compensation Committee to minimize the Company’s compensation expense during the current economic environment.

The number of shares of the Company’s common stock subject to each RSA granted to each of the NEOs was based on the dollar value of the award approved for each executive officer by the Compensation Committee (or our Board of Directors, in the case of our CEO) divided by the closing market price of the Company’s common stock on the date of grant. As a percent of base salary, the value of the awards in fiscal 2010 ranged from 29 percent to 72 percent of base salary for the NEOs.
Mr. Bottone’s fiscal 2010 RSA was granted to him in connection with his joining the Company. The number of shares of the Company’s stock subject to this RSA was based on a review of the job scope, comparative market data, Mr. Bottone’s professional experience, and the recommendations of our CEO.
The long-term equity incentive awards granted to the NEOs in fiscal 2010 are reported in the Summary Compensation Table under Stock Awards and the Grants of Plan-Based Awards Table on pages 22 and 24, respectively, of this Proxy Statement.
Employment Agreements and Change of Control and Severance
We have entered into employment agreements with Messrs. Brdar, Mahler and Bottone. These agreements are intended to provide each executive officer with job security for the term of the agreement by specifying the reasons pursuant to which their employment may be terminated by our Board of Directors and provide them with certain compensation and benefits upon termination of employment or a change in control of our Company. These employment agreements also protect the Company’s interests following termination of employment by providing specific reasons for termination and by prohibiting the executive officers from engaging directly or indirectly in competition with the Company, from soliciting any employees or from disclosing confidential Company information. We believe that these provisions help ensure our long-term success.
For a summary of the material terms and conditions of these employment agreements, as well as the material terms and conditions of these termination of employment and change in control provisions, see “Employment Agreements and Change of Control and Severance” below.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code generally prohibits public companies from taking a tax deduction for a taxable year for compensation in excess of $1,000,000 paid to its chief executive officer or each of the other three most highly compensated executive officers (not including the chief financial officer) who are employed by the Company as of the end of the year. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Company structures its equity awards to comply with the exemption in Section 162(m) in order to ensure that such compensation remains tax deductible. The Company periodically reviews the potential consequences of Section 162(m) on the other components of its executive compensation program. Executive compensation paid during fiscal 2010 complied with Section 162(m) to the extent it was applicable and thus all such compensation was tax deductible for the Company.
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, formerly known as SFAS 123(R), for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the aggregate grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal years ended October 31, 2010, 2009 and 2008.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus		Awards	Awards	Compensation	Compensation
Position	Year	($)(1)	(2)		($) (3)	($)(3)	($) (3)	($) (4)	Total ($)
R. Daniel Brdar	2010	386,005	—		277,001	—	86,850	—	749,856
Chairman, President and Chief Executive Officer	2009	386,005			276,450	—	96,500	4,899	763,854
	2008	382,801			—	1,105,160	193,000	13,500	1,694,461
Joseph G. Mahler	2010	278,493	—		159,999	—	37,598	—	476,090
Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer, Corporate Strategy	2009	278,493			159,600	—	41,775	3,535	483,403
	2008	276,191			—	303,919	83,500	13,500	677,110
Christopher R. Bentley	2010	274,998	—		80,001	—	37,125	—	392,124
Executive Vice President, Government R&D Operations, Strategic Manufacturing Development	2009	274,998			79,800	—	41,250	3,490	399,538
	2008	274,997			—	138,145	85,000	13,500	511,642
Arthur A. Bottone (5)	2010	173,074	20,000	(5)	199,999	—	33,750	—	426,823
Senior Vice President Chief Commercial Officer
Anthony Rauseo (6)	2010	191,270	—		136,249	—	29,025	—	356,544
Senior Vice President and Chief Operating Officer

(1)
In February 2009, we initiated a Company-wide base salary freeze except for production employees. The base salaries reported for fiscal 2008 reflect two months of base pay at prior year salary rates and 10 months of base pay at current year salary rates.

(2)
The amounts reported in the Non-Equity Incentive Plan Compensation column for fiscal 2008 were previously reported in the Bonus and Stock Awards columns of the Summary Compensation Table. We have determined that these amounts are more appropriately reported in the Non-Equity Incentive Plan Compensation column. A breakdown of the bonus payout for fiscal years 2010 and 2009 is provided on pages 19 and 20.

(3)
In accordance with recent changes in the SEC’s rules, the amounts reported in the Stock Awards and Option Awards columns of the table above for each of the fiscal years listed reflect the aggregate grant date fair value of stock awards and option awards, respectively, during each of the fiscal years 2010, 2009 and 2008. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 13 of Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended October 31, 2010. The amounts reported in the Non-Equity Incentive Plan column represent the value of the annual incentive award payment made to each NEO in fiscal 2010, 2009 and 2008, without regard to the form of payment. The amounts reported for fiscal 2010 and 2009 (paid in fiscal 2011 and fiscal 2010, respectively) were paid one-third in cash and two-thirds in fully-vested shares of the Company’s common stock. The number of shares subject to each award payment was equal to the portion of the award payment payable in shares of common stock divided by the fair market value of the Company’s common stock on the date of award. The amounts reported for fiscal 2008 were paid 50% in cash and 50% in fully-vested shares of the Company’s common stock.

(4)
The amounts reported in the All Other Compensation column represent the aggregate annual Company contributions to the accounts of the NEOs under the Company’s Section 401(k) Retirement Savings plan, a tax-qualified defined contribution plan. In February 2009, the Company suspended the employer matching contribution.

(5)
Mr. Bottone became a Named Executive Officer upon hire on February 8, 2010; therefore, the amount reported in the Salary column for fiscal 2010 represents less than 12 months of compensation. Mr. Bottone’s 2010 base salary was $250,000. Mr. Bottone received a bonus in the amount of $20,000 upon hire on February 8, 2010. In February 2011, Mr. Bottone became President and Chief Executive Officer and his base salary was increased to $340,000 effective on February 8, 2011.

(6)
Mr. Rauseo became a Named Executive Officer upon his promotion from Vice President-Engineering, Chief Engineer to Senior Vice President, Chief Operating Officer on July 5, 2010. At that time, Mr. Rauseo’s annual base salary was increased from $181,642 to $215,000. The amount reported in the Salary column for fiscal 2010 represents six months of base salary at his prior salary and six months of base salary at the current rate. Mr. Rauseo’s annual base salary was increased to $260,000 effective on February 8, 2011.

Grants of Plan-based Awards Table in Fiscal 2010
The following table presents, for each of the Named Executive Officers, information with respect to the awards under our fiscal 2010 Management Incentive Plan and grants of long-term equity incentive awards made to the NEOs in fiscal 2010.

					All Other
					Stock	Grant
					Awards:	Date Fair
					Number	Value of
		Estimated Future Payouts Under Non-Equity			of Shares	Stock and
		Incentive Plan Awards (2) (3)			of Stock	Option
		Threshold	Target	Maximum	or Units	Awards
Name	Grant Date	($)	($)	($)	(#)	($)
R. Daniel Brdar Annual Incentive Award for 2009 (1)	—	48,250	96,500	120,627	—	—
Annual Incentive Award for 2010 (1)	—	48,250	96,500	120,627	—	—
Restricted Stock Award	3/25/2010	—	—	—	95,848	277,000
Joseph G. Mahler Annual Incentive Award for 2009 (1)	—	20,887	41,774	52,217	—	—
Annual Incentive Award for 2010 (1)	—	20,887	41,774	52,217	—	—
Restricted Stock Award	3/25/2010	—	—	—	55,363	160,000
Christopher R. Bentley Annual Incentive Award for 2009 (1)	—	20,625	41,250	51,562	—	—
Annual Incentive Award for 2010 (1)	—	20,625	41,250	51,562	—	—
Restricted Stock Award	3/25/2010	—	—	—	27,682	80,000
Arthur A. Bottone Annual Incentive Award for 2009 (1)	—	—	—	—	—	—
Annual Incentive Award for 2010 (1)	—	12,981	25,961	32,451	—	—
Restricted Stock Award	2/26/2010	—	—	—	71,174	200,000
Anthony F. Rauseo Annual Incentive Award for 2009 (1)	—	—	—	—	—	—
Annual Incentive Award for 2010 (1)	—	14,345	28,691	35,863	—	—
Restricted Stock Award	4/30/2010	—	—	—	25,909	71,250
Restricted Stock Award	7/30/2010	—	—	—	49,618	65,000

(1)
The amounts reported for the 2009 Annual Incentive Award and the 2010 Annual Incentive Award represent the threshold, target and maximum amounts payable for the annual incentive awards for fiscal 2009 and 2010, respectively. Prior to fiscal 2010, because award payments were made after the end of the relevant fiscal year to which the award related, we reported those payments in the fiscal year when made. Beginning with fiscal 2010, we have updated our reporting methodology and, going forward, will report award payments for the fiscal year to which they relate, rather than the fiscal year in which the payment is made. As part of the transition to this methodology, we are reporting both the annual incentive award opportunities for fiscal 2009 (which have not previously appeared in a Grants of Plan-Based Awards Table) and the annual incentive award opportunities for fiscal 2010. Messrs. Bottone and Rauseo were not appointed as executive officers until fiscal 2010.

(2)
The actual amount of the fiscal 2010 annual incentive awards is shown in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. The amounts shown in the threshold, target and maximum columns are the range of potential payments for fiscal 2009 and 2010 that could have been made under the MIP in accordance with the financial goals determined by the Compensation Committee. Threshold amounts represent the minimum amount payable of 50% of the Target Annual Incentive Award for each NEO. If actual performance falls below the minimum level required, then payment of an award is at the discretion of the Compensation Committee and could be zero. Target amounts assume achievement of 100% of the Company’s financial goals. The Maximum amounts shown represent theoretical maximum payments that could be made, however payout at the maximum has never been attained. For more information, see the explanation in the CD&A under the sub-heading “Variable Compensation”.

(3)
Restricted Stock Awards — Amounts shown in the column labeled “All Other Stock Awards” represent the number of restricted shares granted to each NEO under our 2006 and 2010 Equity Incentive Plans. The number of the restricted shares was based upon the dollar value, as determined by the Compensation Committee, to be awarded to each executive and the closing price of the Company’s stock on the date of grant.

Grants of Plan-Based Awards
The restricted stock awards granted to the NEOs in fiscal 2010 as reflected in the Grants of Plan-Based Awards Table were granted pursuant to the Company’s 2006 and 2010 Equity Incentive Plans. These awards were made on the same terms as the awards granted to all other eligible employees. The material terms and conditions of these awards are as follows:
•	Each award vests at a rate of 25% per year beginning on the first anniversary of the date of grant.

•
Our Board of Directors may determine the effect on an award of the disability, death, retirement or other termination of employment of a NEO and the extent to which, and the period during which, the NEO’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder.

•	The value of each award is based upon the number of shares of the Company’s common stock that could be purchased at the closing market price of the Company’s common stock on the date of grant.
For further information on the restricted stock awards included in the Grants of Plan Based Award Table, refer to the CD&A beginning on page 13 of this Proxy Statement.

Fiscal 2010 Outstanding Equity Awards at Fiscal Year-End Table
The following table presents for each of the Named Executive Officers, information with respect to the outstanding equity awards held by the NEOs at October 31, 2010

	Option Awards					Stock Awards
	Number
	of
	Securities	Number of						Market
	Underlying	Securities					Number of	Value of
	Unexercised	Underlying					Shares or	Shares or
	Options	Unexercised	Option			Stock	Units of	Units of
	(#)	Options	Exercise		Option	Award	Stock That	Stock That
	Exercisable	(#)	Price	Option	Expiration	Grant	Have Not	Have Not
Name	(1)	Un-exercisable	($)(2)	Grant Date	Date	Date (3)	Vested (#)	Vested ($)(4)
R. Daniel Brdar	34,000	—	13.76	12/19/2001	12/19/2011	3/25/2010	95,848	109,267
	50,000	—	5.45	2/11/2003	2/11/2013	3/25/2009	72,750	82,935
	35,000	—	13.78	3/30/2004	3/30/2014
	250,000	—	9.42	2/11/2005	2/11/2015
	250,000	—	8.65	12/19/2005	12/19/2015
	75,000	25,000	6.49	3/13/2007	3/13/2017
	100,000	100,000	8.74	1/30/2008	1/30/2018
Joseph G. Mahler	32,000	—	23.00	4/06/2001	4/06/2011	3/25/2010	55,363	63,114
	42,000	—	13.76	12/19/2001	12/19/2011	3/25/2009	42,000	47,880
	10,000	—	5.45	2/11/2003	2/11/2013
	20,000	—	13.78	3/30/2004	3/30/2014
	40,000	—	9.57	2/11/2005	3/29/2015
	40,000	—	10.45	12/19/2005	3/14/2016
	30,000	10,000	6.49	3/13/2007	3/13/2017
	27,500	27,500	8.74	1/30/2008	1/30/2018
Christopher R. Bentley	32,000	—	23.00	4/06/2001	4/06/2011	3/25/2010	27,682	31,557
	45,000	—	13.76	12/19/2001	12/19/2011	3/25/2009	21,000	23,940
	10,000	—	5.45	2/11/2003	2/11/2013
	20,000	—	13.78	3/30/2004	3/30/2014
	25,000	—	9.57	2/11/2005	3/29/2015
	25,000	—	10.45	12/19/2005	3/14/2016
	18,750	6,250	6.49	3/13/2007	3/13/2017
	12,500	12,500	8.74	1/30/2008	1/30/2018
Arthur A. Bottone	—	—	—	—	—	2/26/2010	71,174	81,138
Anthony F. Rauseo	10,000	—	9.95	8/15/2005	8/15/2015	7/30/2010	49,618	56,565
	10,000	—	8.75	1/15/2005	11/15/2015	4/30/2010	25,909	29,536
	7,500	—	10.45	3/14/2006	3/14/2016	3/25/2009	18,750	21,375
	18,000	6,000	6.99	2/05/2007	2/05/2017
	12,000	12,000	8.74	1/30/2008	1/30/2018

(1)	Options vest at a rate of 25% per year beginning on the first anniversary of the date of grant.

(2)	Option exercise price is 100% of the closing price of the Company’s common stock on the date of grant as reported on the NASDAQ.

(3)	Restricted stock awards vest at a rate of 25% per year beginning on the first anniversary of the date of grant.

(4)	The fair market value of unvested restricted stock awards is based on the per share closing market price of our common stock on October 31, 2010 of $1.14.

Fiscal 2010 Option Exercises and Stock Vested Table
The following table presents, for each of the Named Executive Officers, the number of shares of the Company’s common stock acquired upon the vesting of restricted stock awards during fiscal 2010, and the aggregate value realized upon the vesting of such awards. There were no stock options exercised by any of the NEOs during fiscal 2010. For purposes of this table, the value realized is based upon the fair market value of the Company’s common stock on each vesting date.

	Option Awards		Stock Awards (1)
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired		Value Realized on
	on Exercise	on Exercise	on Vesting		Vesting
Name	(#)	($)	(#)		($)(2)
R. Daniel Brdar	N/A	N/A	24,250	(3)	70,083
Joseph G. Mahler	N/A	N/A	14,000	(4)	40,460
Christopher R. Bentley	N/A	N/A	7,000	(5)	20,230
Arthur A. Bottone	N/A	N/A	—		—
Anthony F. Rauseo	N/A	N/A	6,250	(6)	18,063

(1)
Represents the gross number of shares acquired and value received on vesting of restricted stock awards, without reduction for the number of shares withheld to pay applicable withholding taxes. Shares and value net of withholding are discussed in the footnotes below.

(2)	The “Value Realized on Vesting” is computed by multiplying the number of shares of stock vested by the closing price of the Company’s shares on the applicable vesting date

(3)	Represents the vesting of the first 25% of Mr. Brdar’s March 25, 2009 grant of 97,000 shares of restricted stock in accordance with the term of the grant.

(4)	Represents the vesting of the first 25% of Mr. Mahler’s March 25, 2009 grant of 56,000 shares of restricted stock in accordance with the term of the grant.

(5)	Represents the vesting of the first 25% of Mr. Bentley’s March 25, 2009 grant of 28,000 shares of restricted stock in accordance with the term of the grant

(6)	Represents the vesting of the first 25% of Mr. Rauseo’s March 25, 2009 grant of 25,000 shares of restricted stock in accordance with the term of the grant.
Employment Agreements and Change of Control and Severance
Messrs. Bottone, Brdar and Mahler have employment agreements with the Company, under which they are eligible to receive certain severance payments and benefits in connection with his termination of employment under various circumstances, including following a change of control of the Company.
The estimated potential payments and benefits payable to each NEO in the event of termination of employment as of October 31, 2010 (February 8, 2011 with respect to Mr. Bottone) pursuant to his employment agreement are described below.

The actual amounts that would be paid or distributed to the NEOs as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of the Company’s common stock. In addition, although we have entered into written arrangements to provide severance payments and benefits to certain of the NEOs in connection with a termination of employment under particular circumstances, we may mutually agree with the NEOs on severance terms that vary from those provided in these pre-existing agreements. Finally, in addition to the amounts presented below, each NEO would also be able to exercise any previously-vested stock options that he held. For more information about the NEOs’ outstanding equity awards as of October 31, 2010, see “Fiscal 2010 Outstanding Equity Awards at Fiscal Year-End Table.”
In addition to the severance payments and benefits described in a NEO’s individual employment agreement, these executive officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.
Arthur A. Bottone
On February 8, 2011, the Company entered into a new employment agreement (the “Agreement”) with Mr. Bottone upon his promotion to President and CEO. Under the Agreement, which is terminable by either party upon 30 days notice, Mr. Bottone was entitled to an initial annual base salary of $340,000, to be reviewed at least annually by our Board of Directors, and an annual incentive award opportunity of up to 50% of Mr. Bottone’s base salary also to be determined and approved by our Board of Directors. Mr. Bottone was also granted restricted stock of the Company valued at $360,000, valued at the closing market price at date of grant. The Agreement also provides Mr. Bottone with the opportunity to participate in insurance plans and other employee benefits as may be generally available to other employees of the Company. The Agreement also contains non-disclosure provisions and prohibits Mr. Bottone from competing with the Company during the term of his employment and for a period of two years thereafter.
In the event of a change in control of the Company resulting in a voluntary resignation by Mr. Bottone or, in the event Mr. Bottone’s employment is terminated by the Company without cause, he is entitled to a severance payment in an amount equal to two years of his base salary as of the date of termination plus the average of the bonuses paid to him since the inception of his employment agreement. In the event of termination of Mr. Bottone’s employment by the Company for cause, the Company shall pay Mr. Bottone any base salary and vacation accrued but as yet unpaid on the effective date of such termination. Mr. Bottone’s stock options and restricted stock granted shall accelerate and immediately vest upon a change of control.
Should Mr. Bottone be unable to fulfill his duties as a result of incapacity or disability, the Company may terminate his employment. In the event of such incapacity or disability, the Company shall continue to pay full compensation to Mr. Bottone in accordance with the terms of his employment agreement until the date of such termination. In the event of death, the Company shall pay Mr. Bottone’s estate any base salary and other compensation or benefits accrued but as yet unpaid on the date of death.
The following table sets forth the potential (estimated) payments and benefits to which Mr. Bottone would be entitled upon termination of employment or following a change in control of the Company, as specified under his Agreement assuming each circumstance described below occurred on February 8, 2011.

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. Bottone

	Termination without		Following
	Cause or Resignation	Death or	Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability(2)	of the Company(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(4)	N/A	N/A	502,348
Payment for annual incentive award	—	—	—
Severance payment(5)	720,000	—	720,000

TOTAL:	720,000	—	1,222,348

(1)
For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $340,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and outstanding restricted stock awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table, on page 26 of this Proxy Statement.

(2)	Assumes the executive’s date of termination of employment was February 8, 2011. The market price of the Company’s common stock on February 8, 2011 was $2.00 per share.

(3)
Mr. Bottone’s employment agreement provides for accelerated vesting of his outstanding stock options and restricted shares upon a change in control of the Company. As of February 8, 2011 there were no outstanding stock options.

(4)	The value of the restricted shares is based on 251,174 shares at $2.00 per share at February 8, 2011 that had not vested.

(5)
Mr. Bottone is entitled to a severance payment equal to two years of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since the inception of his employment agreement.

R. Daniel Brdar
On January 12, 2006, the Company entered into an employment agreement (the “Agreement”) with Mr. Brdar upon his promotion to President and CEO. Under the Agreement, which is terminable by either party upon 30 days notice, Mr. Brdar was entitled to an initial annual base salary of $350,000, to be reviewed at least annually by our Board of Directors, and an annual incentive award opportunity of up to 50% of Mr. Brdar’s base salary also to be determined and approved by our Board of Directors. Mr. Brdar retained options to purchase 250,000 shares of the Company’s common stock granted under his prior employment arrangement and was granted a stock option to purchase an additional 250,000 shares of the Company’s common stock in December 2005. The Agreement also provides Mr. Brdar with the opportunity to participate in insurance plans and other employee benefits as may be generally available to other employees of the Company. The Agreement also contains non-disclosure provisions and prohibits Mr. Brdar from competing with the Company during the term of his employment and for a period of two years thereafter.
In the event of a change in control of the Company resulting in a voluntary resignation by Mr. Brdar or, in the event Mr. Brdar’s employment is terminated by the Company without cause, he is entitled to a severance payment in an amount equal to two years of his base salary as of the date of termination plus the average of the bonuses paid to him since the inception of his employment agreement. In the event of termination of Mr. Brdar’s employment by the Company for cause, the Company shall pay Mr. Brdar any base salary and vacation accrued but as yet unpaid on the effective date of such termination. Mr. Brdar’s stock options and restricted stock granted shall accelerate and immediately vest upon a change of control.

Should Mr. Brdar be unable to fulfill his duties as a result of incapacity or disability, the Company may terminate his employment. In the event of such incapacity or disability, the Company shall continue to pay full compensation to Mr. Brdar in accordance with the terms of his employment agreement until the date of such termination. In the event of death, the Company shall pay Mr. Brdar’s estate any base salary and other compensation or benefits accrued but as yet unpaid on the date of death.
The following table sets forth the potential (estimated) payments and benefits to which Mr. Brdar would be entitled upon termination of employment or following a change in control of the Company, as specified under his Agreement assuming each circumstance described below occurred on October 31, 2010.
Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. Brdar

	Termination without		Following
	Cause or Resignation	Death or	Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability(2)	of the Company(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(4)	N/A	N/A	$192,202
Payment for annual incentive award	—	—	—
Severance payment(5)	$902,430	—	$902.430

TOTAL:	$902,430	$—	$1,094,632

(1)
For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $386,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and outstanding restricted stock awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table, on page 26 of this Proxy Statement.

(2)
Assumes the executive’s date of termination of employment was October 31, 2010. The market price of the Company’s common stock on October 29, 2010 (the last trading date of the fiscal year) was $1.14 per share.

(3)
Mr. Brdar’s employment agreement provides for accelerated vesting of his outstanding stock options and restricted shares upon a change in control of the Company. As of October 31, 2010 all stock options were out-of-the-money.

(4)	The value of the restricted shares is based on 168,598 shares at $1.14 per share at October 29, 2010 (the last trading date of the fiscal year) that had not vested.

(5)	Mr. Brdar is entitled to two years of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since the inception of his employment agreement.
Mr. Brdar voluntarily resigned from the Company in February 2011. Accordingly, Mr. Brdar is not entitled to any severance or similar benefits under the terms of his Agreement. Mr. Brdar will be paid a fee of $15,000 for his continued participation on the Board of Directors as Chairman through the Annual Meeting on April 7, 2011.
Joseph G. Mahler
In October 1998, the Company entered into an employment agreement with Mr. Mahler upon hiring him as its CFO, Treasurer and Corporate Secretary. Under the agreement, which is terminable by either party upon 30 days notice, Mr. Mahler is entitled to a minimum annual salary and a bonus. In addition, upon entering into the agreement, the Company granted Mr. Mahler options to purchase 300,000 shares of Common Stock. The agreement also provides Mr. Mahler with the opportunity to participate in insurance plans and other employee benefits as may be generally available to other employees of the Company. The agreement contains non-disclosure provisions and prohibits Mr. Mahler from competing with the Company during the term of his employment and for a period of two years thereafter. In addition, Mr. Mahler will receive a one-time bonus of $90,000 in February 2012.

In the event of a change in control of the Company or the failure of the Company to comply with its obligations under the employment agreement resulting in a voluntary resignation by Mr. Mahler, he is entitled to a severance payment in an amount equal to one year of his base salary as of the date of termination plus an amount equal to his bonus if any, for the immediately preceding year and any incentive compensation awarded to him but not yet paid.
In the event of termination of Mr. Mahler’s employment by the Company without cause, Mr. Mahler shall be entitled to a severance payment in an amount equal to one year of his base salary as of the date of termination plus an amount equal to his bonus, if any, for the immediately preceding year plus the full amount of his special bonus referred to below. In the event of termination of Mr. Mahler’s employment by the Company for cause, the Company shall pay Mr. Mahler any base salary accrued but as yet unpaid on the effective date of such termination plus any incentive compensation awarded to him but not yet paid. In the event Mr. Mahler voluntarily terminates his employment (other than as a result of a change of control), Mr. Mahler will not be entitled to any severance or other unpaid special bonus payments.
Should Mr. Mahler be unable to fulfill his duties as a result of incapacity or disability, the Company may terminate his employment. Mr. Mahler shall receive his base salary through the date of termination, provided, however, that to the extent Mr. Mahler is receiving disability benefits pursuant to the Company’s disability insurance policy, the amount of such benefits shall be credited against Mr. Mahler’s base salary during the period prior to the date of termination. In addition, upon any termination based upon disability, the Company shall pay Mr. Mahler any incentive compensation awarded to him but not yet paid. In the event of death, the Company shall pay Mr. Mahler’s estate any base salary through the last day of the calendar month plus any incentive compensation awarded to Mr. Mahler but not yet paid.
The following table sets forth the potential (estimated) payments and benefits to which Mr. Mahler would be entitled upon termination of employment or following a change in control of the Company, as specified under his employment agreement with the Company assuming each circumstance described below occurred on October 31, 2010.
Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. Mahler

	Termination without		Following
	Cause or Resignation	Death or	Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)(4)	Disability(2)	of the Company(2)
Accelerated vesting:
Stock options	N/A	N/A	N/A
Restricted Shares	N/A	N/A	N/A
Payment for annual incentive award	—	—	—
Severance payment(3)	$316,091	—	$316,091

TOTAL:	$316,091	$—	$316,091

(1)
For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $278,493, a targeted annual incentive award opportunity equal to 30% of his base salary, and outstanding restricted stock awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table, on page 26 of this Proxy Statement.

(2)
Assumes the executive’s date of termination of employment was October 31, 2010. The market price of the Company’s common stock on October 29, 2010 (the last trading date of the fiscal year) was $1.14 per share.

(3)
Mr. Mahler is entitled to a severance payment equal to one year of his base salary plus an amount equal to the bonus paid, if any, in the immediately preceding year (in this example, this amount is assumed to be the bonus paid for fiscal 2010),

(4)	Assumes a termination of employment without Cause or resignation for good reason (each as defined in the employment agreement).

The Company has agreed to pay Mr. Mahler a special bonus in the amount of $90,000 in connection with his assumption of certain additional duties. The special bonus is payable on February 8, 2012.
The information set forth in the table above does not include (i) payment of the special bonus described below, or (ii) an agreement between the Company and Mr. Mahler pursuant to which all stock options and restricted stock held by Mr. Mahler would immediately vest upon a change of control of the Company, each of which were entered into after October 31, 2010.
Mr. Bentley and Mr. Rauseo do not have employment agreements and are not entitled to any potential payments and benefits upon termination of employment or a change in control of the Company.
DIRECTOR COMPENSATION
Our Board of Directors periodically reviews director compensation. The compensation and benefit program for non-employee directors described below was approved by our Board of Directors in fiscal 2005 and was amended by the Board in fiscal 2008. In recommending this program to our Board of Directors, the Compensation Committee was guided by the following goals: compensation should fairly pay directors, compensation should align directors’ interests with the long-term interests of shareholders and the structure of the compensation should be simple, transparent and easy for shareholders to understand.
The compensation of our directors includes a combination of both cash and equity. Directors receive an annual retainer and committee member and chair fees. Directors may elect to receive these fees in cash, shares of the Company’s common stock or stock options. In addition, directors also receive an annual long-term equity incentive award. Following is a description of the components of our director compensation program.
New Board Members
Upon election to our Board of Directors, a non-employee director is granted a non-qualified stock option for 40,000 shares of the Company’s common stock.
Annual Director Compensation
The standard fee arrangements for our non-employee directors include a retainer of $30,000 per year for service as a director. In addition, committee fees have been established based upon the expected number of meetings and level of activity during the year. Non-Chairman committee fees are $5,000 for the first committee of which the director is a member and $2,500 for each additional committee of which the director is a member. Chair fees are $12,500 for the Compensation, Audit and Finance, Executive, Government Affairs and Nominating and Corporate Governance Committees.

In 2008, the Compensation Committee engaged AXIA Profit & Growth (“AXIA”), a compensation consulting firm, to perform a competitive market analysis of each component of our director compensation program. AXIA developed a Director Compensation Peer Group consisting of the following 18 publicly traded companies:

Advanced Energy Industries, Inc.,	Evergreen Solar, Inc.	Robbins & Myers
American Superconductor Corp.	Medis Technologies	Baldor Electric Co.
AZZ Incorporated	Plug Power, Inc.	Ener1 Inc.
Ballard Power Systems, Inc.	Powell Industries, Inc.	Energy Conversion Devices
Capstone Turbine Corp.	Vicor Corp.	KEMET Corp
Ceradyne, Inc.	Power-One, Inc.	Maxwell Technologies, Inc.
These companies were selected on the basis of revenue, market capitalization, total employees, growth rate and industry focus. Using data obtained from annual Proxy Statements filed with the SEC, AXIA compared the cash fee structure including retainer fees, committee fees and meeting fees paid to our non-employee directors with the peer group median values as well as the equity compensation provided to our directors. Based on this review, the Compensation Committee determined that the base cash retainer fees and the total average cash fees (including retainers, committee and chair fees, and meeting fees) were in line with the peer group median values.
In addition to the fees described above, our non-employee directors also receive a long-term equity incentive award valued at $28,000 per year which may be delivered in the form of shares of the Company’s common stock or stock options (at the election of the director). All director fees are payable, at the option of the non-employee director, in cash, shares of the Company’s common stock or a stock option to purchase shares of the Company’s common stock.
If a non-employee director chooses to receive his long-term equity incentive award or his director fees in the form of a stock option to purchase shares of the Company’s common stock, the total number of shares of common stock subject to the stock option is based on a Black-Scholes calculation as determined on or about the date of the Company’s annual meeting of shareholders. The exercise price of any such stock option will be equal to the closing market price of the Company’s common stock on such date. These stock options vest at the rate of 25% per quarter from the date of grant.
In March 2010, our Board of Directors agreed to extend the 33 percent reduction in all director fees first initiated in March 2009 for the period beginning March 2010 and ending March 2011. This decision was consistent with the actions taken by the Compensation Committee in fiscal 2009 relative to the compensation of the NEOs described in the CD&A beginning on page 13 of this Proxy Statement. This action is reflected in the Director Compensation Table for fiscal 2010.
Directors Deferred Compensation Plan
Pursuant to the Company’s Directors Deferred Compensation Plan, directors may elect to defer until a predetermined date or until they leave our Board of Directors, receipt of all or a portion of their fees paid in cash or shares of common stock. The election to defer receipt of all or a portion of their fees must be made by the director prior to December 31st of each calendar year or, with respect to a newly eligible director, within 30 days after such director becomes eligible to participate in the Directors Deferred Compensation Plan.
Reimbursement of Expenses
The Company reimburses directors for reasonable expenses incurred in connection with the performance of their duties as directors.

Fiscal 2010 Director Compensation Table

	Fees Earned or
	Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Directors	($)	($)	($)(1)	($)	($)(2)
Richard Bromley	—	—	48,667	—	48,667
James Herbert England	—	—	43,667	—	43,667
James Gerson	30,000	—	18,667	—	48,667
Thomas Kempner	—	—	48,667	—	48,667
William Lawson	—	—	43,667	—	43,667
George K. Petty	—	—	48,667	—	48,667
John A. Rolls	—	—	48,667	—	48,667
Togo West	—	—	43,667	—	43,667

(1)	The amounts reported represent of the aggregate grant date fair value of the stock option computed in accordance with ASC Topic 718.

(2)	The amount reported represents the aggregate dollar amount of all fees and other remuneration earned for services as a director, including annual retainer fees, committee and/or chair fees.
The following table sets forth the non-employee director compensation for fiscal 2010 by fee type.

	Long- Term
	Incentive Equity	Annual Retainer	Committee
	Award	Fees	Participation Fees	Total
Name of Director	($)	($)	($)	($)(1)
Richard Bromley	18,667	20,000	10,000	48,667
James Herbert England	18,667	20,000	5,000	43,667
James Gerson	18,667	20,000	10,000	48,667
Thomas Kempner	18,667	20,000	10,000	48,667
William Lawson	18,667	20,000	5,000	43,667
George K. Petty	18,667	20,000	10,000	48,667
John A. Rolls	18,667	20,000	10,000	48,667
Togo West	18,667	20,000	5,000	43,667
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of February 15, 2011 with respect to: (a) the shareholders known to us to own beneficially more than 5% of the outstanding common stock of FuelCell; (b) each of our directors; (c) each of our executive officers named in the Summary Compensation Table under the heading “Executive Compensation”; and (d), all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all shares of common stock they beneficially own. Applicable percentage ownership is based on 124,073,034 shares of common stock outstanding. In computing the number of shares of common stock beneficially owned by a person and the applicable percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 1, 2011. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

Unless indicated otherwise the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813-1305.

			Number of
			Shares	Percentage
			Beneficially	Beneficially
Name	Position		Owned (1)	Owned
R. Daniel Brdar	Chairman of the Board of Directors	(2)	1,176,763	*
Christopher R. Bentley	Executive Vice President,	(3)(4)	531,114	*
	Government R&D Operations,
	Strategic Manufacturing
	Development
Arthur A. Bottone	President and Chief Executive		262,424	*
	Officer; Director Nominee
Joseph G. Mahler	Senior Vice President, Chief	(5)	574,685	*
	Financial Officer, Corporate
	Secretary, Treasurer, Corporate
	Strategy
Anthony F. Rauseo	Senior Vice President and Chief	(6)	206,725	*
	Operating Officer
Richard A. Bromley	Director	(8)	82,012	*
James Herbert England	Director	(7)(9)	295.652	*
James D. Gerson	Director	(10)	1,312,191	1.06%
Thomas L. Kempner	Director	(11)	1,145,379	*
William A. Lawson	Director	(12)	169,475	*
George K. Petty	Director	(7)(13)	339,093	*
John A. Rolls	Director	(14)	528,136	*
Togo Dennis West, Jr.	Director	(15)	73,132	*
Capital Ventures International		(16)	10,160,428	8.19%
Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111
POSCO Power		(17)	10,786,418	8.69%
Posteel Tower 20th Floor 735-3 Yeoksam-Dong Gangnam-Gu Seoul 135-080 Korea
All Directors and Executive Officers	(13 persons)	(18)	6,503,671	5.23%
as a Group

*	Less than one percent.

(1)	Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2)	Mr. Brdar’s shareholdings include options to purchase 869,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(3)	Mr. Bentley’s shareholdings include options to purchase 200,750 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(4)	Mr. Bentley’s shareholdings include 100 shares held by his wife, Karen Bentley. Mr. Bentley disclaims beneficial ownership of the securities held by his wife.

(5)	Mr. Mahler’s shareholdings include options to purchase 265,250 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(6)	Mr. Rauseo’s shareholdings include options to purchase 69,500 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(7)
Mr. England and Mr. Petty, by virtue of being directors of Enbridge Inc., may each be deemed to beneficially own 193,110 shares of common stock which are issuable upon conversion of the FuelCell Energy, Inc. Ltd. Series 1 Preferred stock held by Enbridge Inc.

(8)	Mr. Bromley’s shareholdings include options to purchase 82,012 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(9)	Mr. England’s shareholdings include options to purchase 62,542 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(10)
Mr. Gerson’s shareholdings include options to purchase 94,402 shares of Common Stock, which are currently exercisable or are exercisable within 60 days. Mr. Gerson’s shareholdings include 241,800 shares held by a private foundation, of which Mr. Gerson is President and a Director. Mr. Gerson disclaims beneficial ownership of the securities held by the private foundation.

(11)
Mr. Kempner’s shareholdings include options to purchase 112,545 shares of Common Stock, which are currently exercisable or are exercisable within 60 days, 134,000 shares held by CML Trust FBO T. Kempner of which Mr. Kempner is a control person, 290,934 shares held by Loeb Holding Corporation of which Mr. Kempner is a control person, 232,900 shares held by Thomas Kempner & William Perlmuth Trustees Carl Loeb Trust FBO Thomas Kempner of which Mr. Kempner is beneficiary and 250,000 shares owned by Loeb Partners Corporation.

(12)	Mr. Lawson’s shareholdings include options to purchase 65,371 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(13)	Mr. Petty’s shareholdings include options to purchase 144,497 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(14)	Mr. Rolls’ shareholdings include options to purchase 120,136 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(15)	Secretary West’s shareholdings include options to purchase 73,132 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(16)	Based upon information contained in Schedule 13G filed on January 19, 2011.

(17)	Based upon information contained in Schedule 13G filed on November 2, 2009.

(18)
Includes options to purchase 2,159,137 shares of Common Stock, which are currently exercisable or are exercisable within 60 days, and 193,110 shares of Common Stock issuable upon conversion of the FuelCell Energy, Ltd. Series 1 Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, filings for the fiscal year ended October 31, 2010 were made on a timely basis with the exception of one late Form 4 filing for Mr. Kempner on March 30, 2010 and one late Form 4 filing for Mr. Rolls on March 29, 2010.
Certain Relationships and Related Transactions
It is the Company’s policy that related-party transactions are reviewed to ensure that the terms of such transactions are no less favorable to the Company than it could have obtained from an unaffiliated third party. The Audit and Finance Committee receives reviews related party transactions and any modifications thereto and consults with management, legal counsel, and the independent auditors to ensure that such transactions are effected and disclosed in conformity with applicable legal requirements and the Company’s Code of Ethics and Conduct Code of Conduct.
The below information is to the Company’s knowledge, based solely on a review of copies of reports furnished to the Company and representations of certain officers, directors and shareholders owning more than 5% of the Company’s Common Stock.

Enbridge Inc.
Messrs. England and Petty are each directors of Enbridge.
Enbridge is a global leader in energy transportation and distribution. We have a market development agreement for North America that includes current DFC product distribution and the DFC-ERG® power plant that they co-developed with us. A 2.2 MW DFC-ERG unit was installed at Enbridge’s headquarters in Toronto during the fiscal fourth quarter of 2008. We also received final approval by the Connecticut Department of Public Utility Control under Connecticut’s Renewable Portfolio Standards program for a total of 18.8 MW of DFC-ERG power plants to be located at four natural gas distribution stations.
During fiscal year 2010, the Company recognized revenue of approximately $0.1 million related to spare part sales and power plant servicing provided to Enbridge. The Company believes that the terms of its transactions with Enbridge are no less favorable to the Company than it could have obtained from an unaffiliated third party.
The Company also has a Series 1 Preferred Share agreement held by our Canadian subsidiary, FCE Ltd with Enbridge. In 2010 we paid dividends to Enbridge of approximately $0.5 million under terms of thereof. In addition, we currently have an accrued dividend obligation totaling approximately $12.5 million due to Enbridge. The Company and Enbridge have been in negotiations to modify certain terms of the Series 1 preferred share agreement, and have agreed to extend the payment deadline to March 2, 2011 to continue these negotiations. Under the existing terms, FCE Ltd. has the option of meeting this obligation through a cash payment or with unregistered shares of FuelCell Energy, Inc. common stock. The Company is a guarantor of FCE Ltd’s obligations to Enbridge. Enbridge is currently negotiating new terms that, as proposed, may require payments in excess of those we believe we are obligated to pay. While the Company intends to achieve the most favorable outcome in light of its obligations under the Series 1 preferred shares, it can not presently predict the final terms of any agreement with Enbridge.
POSCO Power
POSCO Power, a subsidiary of our South Korean strategic distribution partner, POSCO, holds 10,786,418 shares; approximately 8.69% of the Company’s common stock of which 3,822,630 shares were acquired in February 2007 and 6,963,788 shares were acquired in October 2009. On October 27, 2009, we entered into a Stack Technology Transfer and License Agreement (the “2009 Agreement”) with POSCO Power allowing POSCO Power to produce fuel cell stack modules from cells and components provided by us. These fuel cell modules will be combined with balance of plant manufactured and locally sourced in South Korea to complete electricity-producing fuel cell power plants for sale in South Korea. The 2009 Agreement provided for an upfront license fee of $10.0 million as well as an ongoing royalty, initially set at 4.1 percent of the revenues generated by sales of the fuel cell stack modules manufactured and sourced by POSCO Power.
During the fiscal year 2010, the Company recognized revenue of approximately $40.1 million for power plant sales and long-term service agreements with POSCO Power. The Company believes that the terms of its transactions with POSCO Power are no less favorable to the Company than it could have obtained from an unaffiliated third party.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information with respect to the Company’s equity compensation plans and warrants as of the end of the fiscal year ended October 31, 2010.

Number of
	Number of		securities
	Common Shares	Weighted-	remaining
	to be issued	average	available for
	upon exercise of	exercise price	future
	outstanding	of outstanding	issuance
	options,	options,	under equity
	warrants and	warrants and	compensation
Plan Category	rights	rights	plans
Plans approved by shareholders:
Equity incentive plans	5,116,601	$10.15	2,005,181
Employee stock purchase plan	60.082	.97	127,703
Plans not approved by shareholders:	—	—	—

Total	5,176,683	$11.12	2,132,884

AUDIT AND FINANCE COMMITTEE REPORT
During fiscal year 2010, the Audit and Finance Committee of the Board reviewed the quality and integrity of the Company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of KPMG LLP, its independent registered public accounting firm, the performance of KPMG LLP and other significant audit matters as required by the Company.
In performing its responsibilities, the Audit and Finance Committee has reviewed and discussed with management and KPMG LLP, the audited consolidated financial statements in FuelCell’s Annual Report on Form 10-K for the year ended October 31, 2010. The Audit and Finance Committee has also discussed with KPMG LLP matters required to be discussed by Statement of Auditing Standards 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200 T.
Pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit and Finance Committee concerning independence, the Audit and Finance Committee received written disclosure and the letter from the independent auditors, and discussed with the auditors their independence. The Audit Committee has concluded that KPMG’s independence had not been impaired.
Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010 and be filed with the U.S. Securities and Exchange Commission.

Submitted by:
Audit and Finance Committee
James D. Gerson (Chairman)
J. H. England
George K. Petty
John A. Rolls
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Audit Fees
Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements, the effectiveness of internal controls over financial reporting and the reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2010 were $381,285. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2009 were $330,000.
Audit-Related Fees
Audit-related fees represent the audit of the Company’s employee benefit plan, services provided in connection with SEC registration statements and services provided in conjunction with equity offerings.
The aggregate audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2010 were $83,045 related services provided in connection with SEC registration statements, a review of documents for an equity transaction completed during the year and an audit of the Company’s 401(k) Retirement Savings plan financial statements.
The aggregate audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2009 were $48,145 related to a review of documents for an equity transaction completed during the year and the audit of the Company’s 401(k) Retirement Savings plan.
Tax Fees
There were no fees paid to KPMG LLP for tax services for the fiscal year ended October 31, 2010 or the fiscal year ended October 31, 2009.
Other Fees
Other than fees relating to the services described above under Audit Fees, Audit-Related Fees and Tax Fees, there were no additional fees billed by KPMG LLP for services rendered to the Company for the fiscal year ended October 31, 2010 or the fiscal year ended October 31, 2009.
As set forth in its charter, it is the policy of our Audit and Finance Committee to pre-approve all audit and non-audit services provided by KPMG LLP. Our Audit and Finance Committee has considered whether the provision of KPMG LLP’s services other than for the annual audit and quarterly reviews is compatible with its independence and has concluded that it is.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit and Finance Committee of the Board has selected KPMG LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements for 2011. KPMG LLP was our independent registered public accounting firm for the fiscal year ended October 31, 2010.
KPMG representatives are expected to attend the 2011 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit and Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2
PROPOSAL NO. 3 — AMENDMENT OF THE FUELCELL ENERGY, INC. AMENDED AND
RESTATED SECTION 423 STOCK PURCHASE PLAN
We maintain a Section 423 Stock Purchase Plan for the benefit of our employees. The Board believes the availability of stock incentives is an important factor in our ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on our behalf. As of January 31, 2011, out of a total of 900,000 shares reserved for issuance under the Company’s Section 423 Stock Purchase Plan (“ESPP”), 67,621 shares remained available for purchase. Accordingly, on February 8, 2011, the Board approved an amendment to the plan, subject to shareholder approval, to reserve an additional 1,000,000 shares for issuance pursuant to the plan, thus increasing the total number of shares reserved for issuance under the plan from 900,000 to 1,900,000 shares. Key provisions of the ESPP are described below. The current version, as amended, of the ESPP is available as an exhibit to this Proxy Statement.
Description of the Section 423 Stock Purchase Plan
Eligible Employees
Except as described below, all full-time employees of the Company or any of its participating subsidiaries (scheduled to work more than 1,000 hours per year) shall be eligible to receive options under this Plan to purchase the Company’s Common Stock.
Stock Subject to the Plan
The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 1,900,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

Plan Offerings and Purchase of Shares
Six month periods during which payroll deductions will be accumulated under the Plan (“Offering Periods”) will commence on May 1 and November 1 of each year and end on the October 31 or April 30 next following the commencement date. On the purchase date, the amounts withheld will be applied to purchase shares of the Company’s common stock for the participant. The purchase price will be 85% of the lesser of the closing market price of our common stock on the first day or the last day of the Offering Period.
In no event may an employee purchase shares of Common Stock in excess of 3,000 shares of Common Stock on the last day of the Offering Period commencing on May 1 and ending on October 31 and 6,000 shares of Common Stock (less the number of shares purchased during the Offering Period ending on the immediately preceding October 31) on the last day of the Offering Period commencing on November 1 and ending on April 30. If a participant is not an employee on the last day of an Offering Period and throughout an Offering Period, he or she shall not be entitled to exercise his or her option.
No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
Each eligible employee may elect to participate in the plan by enrolling on-line through the Company’s Plan Administrator and authorizing a payroll deduction. Such Authorization must be received by the Plan Administrator at least ten (10) business days before the first day of the next succeeding Offering Period and shall take effect only if the employee is an eligible employee on the first business day of such Offering Period.
An employee may authorize payroll deductions in any even dollar amount up to but not more than fifteen percent (15%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be five dollars. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, and other special payments
A participant may increase and decrease payroll deductions one time each during an Offering Period. An employee who decreases his payroll deductions to zero may still remain a participant during the Offering Period so long as the employee does not make a withdrawal.
Withdrawal from the Plan
An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the last day of an Offering Period by processing an on-line withdrawal through the Plan Administrator in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.
Administration
The plan is administered by the Compensation Committee. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. The Company will bear all costs of administering and carrying out the Plan.

Termination and Amendments to Plan
The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would increase the aggregate number of shares of Common Stock to be offered under the Plan or change the class of employees eligible to receive options under the Plan. Our Board may terminate the plan at any time.
Tax Consequences
The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.
The plan is intended to qualify as an “employee purchase plan” within the meaning of Section 423 of the IRC. Under this provision of the IRC, employees will not recognize taxable income or gain with respect to shares purchased under the plan either at the offering date or at a purchase date.
Disposition of Shares More Than Two Years After an Offering Date. If a current or former employee disposes of shares purchased under the plan more than two years after the offering date, and more than one year after the applicable purchase date, or in the event of the employee’s death at any time, the employee or the employee’s estate will be required to report as ordinary compensation income for the taxable year of disposition or death an amount equal to the lesser of:
•	the excess of the fair market value of the shares at the time of disposition or death over the purchase price; or
•	15% of the fair market value of the shares on the offering date.
In the case of such a disposition or death, the employee or the employee’s estate will not be entitled to any deduction from income. Any additional gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain.
Disposition of Shares within Two Years of an Offering Date. If an employee disposes of shares purchased under the plan within two years after the offering date or within one year after the purchase date, the employee will be required to recognize the excess of the fair market value of the shares on the purchase date over the purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price will be capital gain or loss. In the event of a disposition within the two holding periods described above, we generally will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to recognize as ordinary compensation income. Under the terms of the plan, participants are required to pay to us any amounts necessary to satisfy any tax withholding determined by us to be required in connection with either the purchase or sale of shares acquired under the plan.
FOR THE FOREGOING REASONS THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 3

PROPOSAL NO. 4 — AMENDMENT OF THE FUELCELL ENERGY, INC. AMENDED &
RESTATED ARTICLES OF INCORPORATION INCREASING ITS AUTHORIZED COMMON
STOCK FROM 150,000,000 TO 225,000,000 SHARES
General Description of Proposal
The Board of Directors has approved a proposed amendment to Article FOURTH of the Articles of Incorporation of the Company (the “Articles”) that increases the number of authorized shares of Common Stock from 150,000,000 shares to 225,000,000 shares. An increase in the number of authorized shares will not have a dilutive effect on the value of each shareholder’s Common Stock; only the actual issuance of additional Common Stock would have such an effect. The number of authorized shares has remained at 150,000,000 since November 21, 2000. Of the authorized total, we have only 3,782,250 shares of our Common Stock available for issuance for general corporate purposes as summarized in the following table:

Total Common Stock Authorized:	150,000,000
Less:
Shares Outstanding as of January 31, 2011:	123,635,234
Shares reserved for issuance Equity Plans as of January 31, 2010:	6,780,466
Shares issuable upon conversion of our 5% Series B Cumulative Convertible Perpetual Preferred Stock:	5,448,512
Shares issuable upon conversion of our Series 1 preferred shares issued by FuelCell Energy, Ltd as of January 31, 2011:	193,110
Shares upon the exercise of the same number of warrants issued in conjunction with a registered direct offering which closed on January 13, 2011:	10,160,428

Total Reserved:(1)	146,217,750

Total Common Stock Available:	3,782,250

(1)
In addition to the above items reserved in the table, the Company has the option in conjunction with a registered direct offering which closed on January 13, 2011 to require the investor, under certain conditions, to purchase up to 10,000,000 additional shares in September 2011. The sale price for the additional shares will be based on a fixed ten percent discount to a volume weighted average price (VWAP) measurement at the time we exercise the option. The Company also has the option to issue shares (in lieu of cash) to satisfy an accrued dividend obligation due to Enbridge, Inc. under the Series 1 preferred shares issued by FuelCell Energy, Ltd, our wholly-owned Canadian subsidiary. As of January 31, 2011 the potential number of shares required to satisfy this obligation would be 6,388,432 shares was calculated based on a 1 to 1 exchange rate and the trailing FuelCell Energy, Inc. share price of the 20 trading days through January 31, 2011.

The Board of Directors is recommending this increase in authorized shares of Common Stock primarily to give the Company appropriate flexibility to issue shares to satisfy the agreements described above and for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of the NASDAQ Exchange or any stock exchange on which the Company’s Common Stock may then be listed. The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future employee equity plans or for other corporate purposes. Except as described above, there are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment. However, the Board believes that the currently available number of unissued and unreserved shares does not provide sufficient flexibility for corporate action in the future.

Our Board believes that these additional shares will provide us with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.
Rights of Additional Authorized Shares
The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding. Our stockholders do not have preemptive rights with respect to our Common Stock. Accordingly, should the Board of Directors elect to issue additional shares of our Common Stock, existing stockholders would not have any preferential rights to purchase the shares.
Potential Adverse Effects of Amendment
Future issuance of Common Stock or securities convertible into our Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.
Effectiveness of Amendment and Vote Required
If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding and entitled to vote at the annual meeting.
FOR THE FOREGOING REASONS THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 4
PROPOSAL NO. 5 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board of Directors of the Company is providing shareholders with the opportunity to cast an advisory vote on the compensation of our NEOs. This advisory shareholder vote, commonly known as a “say on pay”, provides shareholders with the opportunity to endorse or not endorse the Company’s fiscal 2010 executive compensation programs and policies and the compensation paid to the named executive officers as discussed in the CD & A, the accompanying compensation tables and the related narrative disclosure.
As discussed in the CD & A section of this Proxy Statement, our compensation principles and underlying programs are designed to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interests of the executive officers with the long-term interests of the Company’s shareholders. We believe our compensation policies and procedures demonstrate a transparent link between pay and performance.

Because say-on-pay votes are advisory and non-binding, voting results can not overrule any decisions made by the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our NEOs.
FOR THE FOREGOING REASONS THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 5
PROPOSAL NO. 6 — ADVISORY VOTE ON THE FREQUENCY OF THE SHAREHOLDER
ADVISORY VOTE ON EXECUTIVE PAY
In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, the Company this year is providing shareholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years. The Board of Directors believes that a frequency of “every three years” for the advisory vote on executive compensation will best serve the Company and its stockholders. The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board’s recommendation. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to “Stockholder Communications with Directors” on page 47 of this Proxy Statement for information about communicating with the Board.
•	A three-year vote cycle gives the Board ample time to review and respond to stockholders’ views on executive compensation and to implement changes, if desired, to our executive compensation program.
•	A three-year cycle will provide stockholders ample time to fully assess the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company.
FOR THE FOREGOING REASONS THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE OPTION OF “EVERY THREE YEARS” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.
ADDITIONAL INFORMATION AND OTHER MATTERS
General
The record date for the Annual Meeting is February 15, 2011. Holders of shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), as of the close of business on the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share held on the record date.
Code of Ethics
The Company has adopted a code of ethics (the “Code”), which applies to the Named Executive Officers, Vice Presidents and other members of management. The code of ethics provides a statement of certain fundamental principles and key policies and procedures that govern the conduct of the Company’s business. The Code covers all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. As required by the Sarbanes-Oxley Act of 2002, our Audit Committee has procedures to receive, retain and treat complaints received regarding our accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The code of ethics can be found on the Company’s website at www.fuelcellenergy.com.

Shareholder Proposals for the 2012 Annual Meeting
Shareholders who wish to present proposals for inclusion in the Company’s proxy materials and for consideration at the 2012 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company at the following address in accordance with all applicable rules and regulations of the SEC no later than October 14, 2011.
FuelCell Energy, Inc.
c/o Corporate Secretary
3 Great Pasture Road
Danbury, CT 06813
In addition, all proposals must comply with Rule 14a-8 of the Securities Exchange Act of 1934.
Quorum and Vote Required
As of the record date, there were 124,073,034 shares of Common Stock issued and outstanding. The holders of a majority of the shares of Common Stock entitled to vote as of the record date present in person or by proxy will constitute a quorum at the meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of the directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of our auditors (Proposal No. 2), the amendment of the Company’s Amended and Restated Section 423 Stock Purchase Plan (Proposal No 3), the advisory vote on executive compensation (Proposal No. 5), and the approval of any other matters properly presented at the Annual Meeting. For the advisory vote the frequency of the advisory vote on executive compensation, the alternative receiving the greater number of votes — every year, every 2 years, or every 3 years — will be the frequency the stockholders approve. In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For Proposal 6, you may vote “every year”, “every 2 years”, “every 3 years”, or “ABSTAIN.” For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” The amendment of the Company’s Articles of Incorporation (Proposal No. 4) requires the affirmative vote of a majority of the shares outstanding. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”
For the purpose of determining whether the stockholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on proposals 1, 3, 4, 5, or 6, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Voting by Proxy
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet, by mail or telephone by following the instructions provided in the Notice, or, on the proxy card. The persons named as attorneys-in-fact in the proxy, Arthur A. Bottone and Joseph G. Mahler, were selected by the Board of Directors. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the Annual Meeting. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the directors named in this Proxy Statement, FOR the ratification of the appointment of our auditors and FOR the amendment of the Amended and Restated Section 423 Stock Purchase Plan, FOR the amendment of the Articles of Incorporation FOR the advisory vote on of executive compensation for 2011 and FOR a frequency of “every three years” for the advisory vote on executive compensation. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.
In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person or by telephone. We have also hired Morrow & Co., LLC to assist in the solicitation of proxies. Fees for this service are estimated to be $6,500, plus out-of-pocket expenses, to assist in the solicitation. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.
Stockholder Communications with Directors
The Company has established a process by which shareholders can communicate with the Company’s Board of Directors. Shareholders may communicate with the Board of Directors, or any of the Company’s individual directors, by sending their communications to the Board of Directors, or to any individual director, at the following address:
Board of Directors of
FuelCell Energy, Inc.
c/o Corporate Secretary
3 Great Pasture Road
Danbury, CT 06813
All stockholder communications received by the Company’s Corporate Secretary will be delivered to one or more members of the Board of Directors or, in the case of communications sent to an individual director, to such director.

Annual Report and Form 10-K
ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2010 AND COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2010 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO: FUELCELL ENERGY, INC., 3 GREAT PASTURE ROAD, DANBURY, CONNECTICUT 06813 ATTN: SHAREHOLDER RELATIONS OR ARE ALSO AVAILABLE THROUGH THE COMPANY’S WEBSITE AT WWW.FUELCELLENERGY.COM.
Other Matters
As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.
By Order of the Board of Directors
Joseph G. Mahler
Corporate Secretary
Danbury, CT
February 22, 2011

Annex A
FUELCELL ENERGY, INC.
AMENDED AND RESTATED
SECTION 423 STOCK PURCHASE PLAN
1. Purpose
The FuelCell Energy, Inc. Amended and Restated Section 423 Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of FuelCell Energy, Inc. (the “Company”) and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s $.0001 par value common stock (the “Common Stock”). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.
2. Eligible Employees
(a) All full-time employees of the Company or any of its participating subsidiaries (scheduled to work more than 1,000 hours per year) shall be eligible to receive options under this Plan to purchase the Company’s Common Stock. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Offering Period on which options are granted to eligible employees under the Plan. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.
(b) For the purpose of this Plan, the term employee shall not include an employee whose customary employment is for not more than twenty (20) hours per week or is for not more than five (5) months in any calendar year.
3. Stock Subject to the Plan
The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 1,900,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereto) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

4. Offering Periods and Stock Options
(a) Six month periods during which payroll deductions will be accumulated under the Plan (“Offering Periods”) will commence on May 1 and November 1 of each year and end on the October 31 or April 30 next following the commencement date. Each Offering Period includes only regular paydays falling within it.
(b) On the first business day of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Offering Period at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the last day of the Offering Period (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the Average Market Price of the Common Stock on the first business day of the Offering Period, or (ii) eighty-five percent (85%) of the Average Market Price of the Common Stock on the last business day of the Offering Period, in either case rounded up to avoid impermissible trading fractions. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the last day of the Offering Period that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.
(c) For purposes of this Plan, the term “Average Market Price” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the National Market List of the National Association of Securities Dealers Automated Quotation (“NASDAQ”) system, if the Common Stock is not then traded on a national securities exchange; or (iii) if the Common Stock is traded in the over-the-counter securities market, but not on the National Market List of NASDAQ or on a national securities exchange, the average of the closing bid and asked prices last quoted (on that date) for the Common Stock by an established quotation service for over-the-counter securities.
(d) For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the national securities exchange on which the Common Stock is listed or on NASDAQ, whichever is applicable pursuant to the preceding paragraph.
(e) No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Offering Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

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5. Exercise of Option
Each eligible employee who continues to be a participant in the Plan on the last day of an Offering Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 3,000 shares of Common Stock on the last day of the Offering Period commencing on May 1 and ending on October 31 and 6,000 shares of Common Stock (less the number of shares purchased during the Offering Period ending on the immediately preceding October 31) on the last day of the Offering Period commencing on November 1 and ending on April 30. If a participant is not an employee on the last day of an Offering Period and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Period during which such options were issued.
6. Authorization for Entering Plan
(a) An eligible employee may enter the Plan by enrolling on-line with the Company’s designated Plan Administrator (the “Plan Administrator”):
(i) stating the amount to be deducted regularly from his or her pay;
(ii) authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan; and
Such Authorization must be received by the Plan Administrator at least ten (10) business days before the first day of the next succeeding Offering Period and shall take effect only if the employee is an eligible employee on the first business day of such Offering Period.
(b) The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.
(c) Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the first day of the next succeeding Offering Period except as provided in Section 9 below by changing his authorized deduction on-line with the Plan Administrator. Such new Authorization must be received by the Plan Administrator at least ten (10) business days before the first day of such next succeeding Offering Period.
7. Maximum Amount of Payroll Deductions
An employee may authorize payroll deductions in any even dollar amount up to but not more than fifteen percent (15%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be five dollars ($5); and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, and other special payments.

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8. Unused Payroll Deductions
Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase and at the end of an Offering Period will be reported to the employee. The employee may elect to carry forward to the next Offering Period such balance or receive a refund of such excess in a single cash payment without interest. An employee’s election to receive a refund will not have any affect on the employee’s participation in the Plan and will not be governed by the provisions of Section 10.
9. Change in Payroll Deductions
Deductions may be increased or decreased no more than one time each during an Offering Period subject to the limitations set forth in Section 7 hereof.
An employee who decreases his payroll deductions to zero may still remain a participant during the Offering Period so long as the employee does not make a withdrawal pursuant to Section 10(a) hereof.
10. Withdrawal from the Plan
(a) An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the last day of an Offering Period by withdrawing on-line through the Plan Administrator in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.
(b) If employee withdraws from the Plan, the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization within a reasonable period of time, as designated by the Plan Administrator, prior to the last day of a particular Pay Period. Such Authorization will become effective at the beginning of the next Offering Period provided that he or she is an eligible employee on the first business day of the Offering Period.
11. Issuance of Stock
Shares of Common Stock issued to participants will be delivered as soon as practicable after each Offering Period. Common Stock purchased under the Plan will be issued only in the name of the employee, or, if the employee’s Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.
12. No Transfer or Assignment of Employee’s Rights
Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10. Any option granted to an employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee’s death.

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13. Termination of Employee’s Rights
(a) Except as set forth in the last paragraph of this Article 13, an employee’s rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, cessation of his or her subsidiary to be a subsidiary or a participating subsidiary, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.
(b) If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.
(c) Upon termination of the participating employee’s employment because of death, the employee’s beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the last day of the related Offering Period for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Article 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.
14. Designation of Beneficiary
A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.
15. Termination and Amendments to Plan
(a) The Plan may be terminated at any time by the Committee, but such termination shall not affect options then outstanding under the Plan. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be carried forward into the employee’s payroll deduction account under a successor plan, if any, or promptly refunded without interest.
(b) The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 23 and 24, increase the aggregate number of shares of Common Stock to be offered under the Plan, (b) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code, or (c) cause Rule 16b-3 under the Securities Exchange Act of 1934, or a successor rule, to become inapplicable to the Plan.

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16. Limitations of Sale of Stock Purchased Under the Plan
The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. Employees, therefore, may sell Common Stock purchased under the Plan at any time, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 26 hereof to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.
17. Company’s Payment of Expenses Related to Plan
The Company will bear all costs of administering and carrying out the Plan.
18. Participating Subsidiaries
The term “participating subsidiaries” shall mean any subsidiary of the Company which is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.
19. Administration of the Plan
(a) The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board of Directors or another committee appointed by the Board of Directors. The Committee shall consist of not less than two members of the Company’s Board of Directors, all of whom shall qualify as non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors.
(b) The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.
(c) The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

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(d) Promptly after the end of each Offering Period, the Committee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee’s accumulated payroll deductions as of the last day of the Offering Period, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee’s accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.
(e) No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.
20. Optionees Not Stockholders
Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.
21. Application of Funds
The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.
22. Governmental Regulation
(a) The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.
(b) In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.
23. Effect of Changes of Common Stock
If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.
24. Merger or Consolidation
If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the last day of the Offering Period upon the exercise of outstanding options for each share of Common Stock as to which such options shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

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25. Notice to Company of Disqualifying Disposition
By electing to participate in the Plan, each participant agrees to promptly give to the Company notice in writing of any Common Stock disposed of within two years after the first day of the Offering Period on which the related option was granted showing the number of such shares disposed of. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.
26. Withholding of Additional Federal Income Tax
By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under the Plan will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.
27. Approval
This Plan was originally adopted by the Board of Directors on December 7, 1992 and was approved by the stockholders of the Company on April 30, 1993.

8

FUELCELL ENERGY, INC.3 GREAT PASTURE ROADPO BOX 1305DANBURY, CT 06813-1305ATTN: CORPORATE SECRETARYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:VOTE BY INTERNET — www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date ormeeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic votinginstruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE — 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.M29702-P07786 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYFUELCELL ENERGY, INC.The Board of Directors recommends you voteFOR the following:Vote on Directors1. To elect eight (8) directors to serve for the ensuingyear and until their successors are duly elected and qualified; Nominees: 01) Arthur A. Bottone 05) William A. Lawson 02) Richard A. Bromley 06) George K. Petty 03) James Herbert England 07) John A. Rolls 04) James D. Gerson 08) Togo Dennis West, Jr.Vote on ProposalsFor_____Withhold For All All All_____Except0 0 0To withhold authority to vote for any individual nominee(s), mark “For All Except” and write thenumber(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR thefollowing proposals:For Against Abstain The Board of Directors recommends you vote FOR thefollowing proposal:For Against Abstain2. To ratify the selection of the independent registeredpublic accounting firm for fiscal 2011;3. To amend the FuelCell Energy, Inc. Amended andRestated Section 423 Stock Purchase Plan;0 0 0 0 0 05. To vote, on an advisory basis, on the compensationof the Company’s Named Executive Officers as setforth in the Executive Compensation section of thisProxy Statement;0 0 04. To amend the FuelCell Energy, Inc. Articles ofIncorporation increasing its authorized common stockfrom 150,000,000 to 225,000,000 shares;Please indicate if you plan to attend this meeting.0 0 00 0The Board of Directors recommends you vote3 years on the following proposal: 6. To vote, on an advisory basis, on the frequencywith which future advisory votes on thecompensation of the Company’s NamedExecutive Officers will be conducted; and |3 Years 2 Years 1 Year Abstain0 0 0 0Yes NoTo transact such other business as may properly come before the meeting or any adjournment thereofPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
M29703-P07786
PROXY
PROXY
PROXY FOR THE APRIL 7, 2011 ANNUAL MEETING OF SHAREHOLDERS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints R. Daniel Brdar and Joseph G. Mahler, and each of them, attorneys with full power of substitution, to vote as directed on the reverse side all shares of Common Stock of FuelCell Energy, Inc.
registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual
Meeting of Shareholders to be held at the Danbury Plaza Hotel & Conference Center located at 18 Old Ridgebury
Road, Danbury, Connecticut on Thursday, April 7, 2011, at 10:00 a.m. Eastern Standard Time and at any adjournment or postponement thereof.
This proxy, when properly executed will be voted as directed, or if no direction is given, will be voted “FOR”
Proposals 1 through 5 and 3 years on Proposal 6, and in the discretion of the proxyholders on any other matter that properly comes before the meeting.
Continued and to be signed on reverse side